Exhibit 10.3

EXECUTION VERSION

AFFILIATION AGREEMENT

BY AND

BETWEEN

TOTAL GAS & POWER USA, SAS

AND

SUNPOWER CORPORATION

-i-

(Continued)

		Page

6.10	Severability	37
6.11	Other Remedies	37
6.12	Attorneys’ Fees	37
6.13	Certain Interpretations	37
6.14	Term and Termination	38

-ii-

AFFILIATION AGREEMENT

This Affiliation Agreement (hereinafter the “Agreement”) is made as of April 28, 2011, by and between Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Terra”) and SunPower Corporation, a Delaware corporation (the “Company”).

A. The Company and Terra have executed the Tender Offer Agreement and entered into those certain Related Agreements (as defined in the Tender Offer Agreement);

B. The Company and Terra desire, in connection with the consummation of the several transactions contemplated by the Tender Offer Agreement and the Related Agreements, to make certain covenants and agreements with one another pursuant to this Agreement; and

C. It is a mutual condition to Terra’s and the Company’s willingness to enter into the Tender Offer Agreement that Terra and the Company shall have entered into this Agreement.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

“13D Group” shall mean any group of Persons formed for the purpose of acquiring, holding, voting, disposing of or beneficially owning Voting Stock, which group of Persons would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than five percent (5%) of any class of Voting Stock then outstanding.

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Right to Maintain Percentage” shall mean (including in the Beneficial Ownership of the Terra Group all Voting Stock and Convertible Securities for which the applicable Grace Period, if any, has not expired) as of the time that is immediately prior to the applicable issuance of New Securities: (i) during any period prior to the Recapitalization, the aggregate percentage of the Total Current Voting Power then in effect that is Beneficially Owned by the Terra Group, and (ii) during any period following the Recapitalization, the aggregate percentage of the Voting Stock that is Beneficially Owned by the Terra Group.

“Applicable Standstill Limit” shall mean the applicable percentage of the lower of (i) the then outstanding Voting Stock or (ii) the then outstanding Total Current Voting Power of the Company then in effect, in each case for the time periods set forth as follows: (x) from the Offer Closing until 11:59 p.m. California time on the two (2) year anniversary of the Offer Closing: sixty-three percent (63%); (y) from 12:00 a.m. California time on the day following the two (2) year anniversary of the Offer Closing until 11:59 p.m. California time on December 31, 2014: sixty-six and two-thirds percent (66- 2/3%); and (z) at any time thereafter: seventy percent (70%).

“Asset Acquisition Value” shall mean the aggregate net present value of the consideration paid or to be paid by the Company or a Company Controlled Corporation to acquire or otherwise obtain ownership or exclusive use of a business, property or assets of a Person or Persons.

“Asset Disposition Value” shall mean the aggregate net present value of the consideration received or to be received by the Company or a Company Controlled Corporation for property or assets being sold or otherwise disposed of in order to provide a Person or Persons.

“beneficially owning” or “beneficial owned” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Beneficially Own” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided that, for purposes of this definition, any Convertible Securities which have not yet been converted, exchanged or exercised to acquire Voting Stock of the Company shall not be deemed to be Beneficially Owned or outstanding (whether or not owned by members of the Terra Group).

“Board Reduction Event” shall have the meaning set forth in Section 3.2(c).

“Business Acquisition Transaction” shall have the meaning set forth in Section 3.1(c)(i).

“Business Day” shall mean any day, other than Saturday, Sunday or any day which is a legal holiday under the laws of the State of California or State of New York or is a day on which banking institutions in the State of California or State of New York are authorized or required by law or other governmental action to close.

“Change in Control of the Company” shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party (but to which no member of the Terra Group is a party) if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction have aggregate beneficial ownership of voting securities representing less than fifty percent (50%) of the Total Current Voting Power of the surviving corporation following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any Person or 13D Group (which is not and does not include any member of the Terra Group or any Person or 13D Group which is permitted to file a statement on a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act) of direct or indirect Beneficial Ownership of fifty percent (50%) or more of the Total Current Voting Power of the Company then in effect; (iii) a sale of all or substantially all the assets of the Company to a third party (which is not and does not include any member of the Terra Group); (iv) a liquidation or dissolution of the Company; or (v) during any period of two consecutive years, individuals who at the beginning of such two year period constituted members of the Company Board (together with any new members of the Company Board whose appointment to office or whose nomination for election by the stockholders of the Company was (A) approved by a vote of a majority of the Company Board then still in office who were either members of the Company Board at the beginning of such period or whose appointment or nomination for election was previously so approved or (B) otherwise effected pursuant to the terms of Article III) cease for any reason to constitute a majority of the members of the Company Board then in office.

“Class A Common Stock” shall mean shares of Class A common stock, $0.001 par value per share, of the Company.

“Class B Common Stock” shall mean shares of Class B common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Board” shall mean the Board of Directors of the Company.

“Company Common Stock” shall mean, collectively, shares of the Class A Common Stock and shares of the Class B Common Stock, or any successor classes or combination thereof.

“Company Controlled Corporation” shall mean a Subsidiary of the Company.

“Company Acquisition Issuance Notice” shall have the meaning set forth in Section 3.1(c)(i).

“Company Consolidation Package” shall have the meaning set forth in Section 5.3.

“Company Equity Plan” shall mean any option or other equity benefit plan of the Company.

“Company Financing Issuance Notice” shall have the meaning set forth in Section 3.1(b)(ii).

“Company Other Issuance” shall have the meaning set forth in Section 3.1(d)(i).

“Company Other Issuance Notice” shall have the meaning set forth in Section 3.1(d)(i).

“Convertible Debentures” shall mean the convertible debentures disclosed in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2011 that are outstanding on the date hereof.

“Convertible Securities” shall mean any securities of the Company which are or by their terms will be convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company whether or not then in the money.

“Credit Support Agreement” shall mean that certain Credit Support Agreement, of even date herewith, by and between Parent and the Company.

“DGCL” shall mean the Delaware General Corporation Law.

“Designated Independent Directors” shall mean those current members of the Company Board set forth on Schedule A attached hereto.

“Disinterested Board Approval” shall mean the affirmative vote or written consent of a majority of the Disinterested Directors, duly obtained in accordance with the applicable provisions of the Company’s bylaws and applicable law.

“Disinterested Director” shall mean any member of the Company Board who is (i) an “independent director” within the meaning of Rule 5605(a)(2) of the listing standards of the Nasdaq and (ii) not a Terra Director.

“Disinterested Stockholder” shall mean any stockholder of the Company who is not: (a)(i) a member of the Terra Group or (ii) an executive officer or director of the Company or a Company Controlled Corporation, and (b) with respect to any Transferee Tender Offer or Transferee Merger, (i) such Transferee or an Affiliate of such Transferee or (ii) a member of a 13D Group in which such Transferee or an Affiliate of such Transferee is also a member.

“Direct Purchase Securities” shall have the meaning set forth in Section 3.1(b)(iii).

“EBITDA” shall mean, for any period, the total of the following calculated for Company and its Subsidiaries on a consolidated basis and without duplication, with each component thereof determined in accordance with GAAP consistently applied by the Company for such period (except as otherwise required by GAAP): (a) consolidated net income; plus (b) any deduction for (or less any gain from) income, franchise or other taxes included in determining such consolidated net income; plus (c) interest expense deducted in determining such consolidated net income; plus (d) amortization and depreciation expense deducted in determining such consolidated net income; plus (e) any non-recurring charges and any non-cash charges resulting from application of GAAP insofar as GAAP requires a charge against earnings for the impairment of goodwill and other acquisition related charges to the extent deducted in determining such consolidated net income and not added back pursuant to another clause of this definition; plus (f) any non-cash expenses that arose in connection with the grant of equity or equity-based awards stock to officers, directors, employees and consultants of the Company and its Subsidiaries and were deducted in determining such consolidated net income; plus (g) non-cash restructuring charges; plus (h) non-cash charges related to negative mark-to-market valuation adjustments as may be required by GAAP from time to time; plus (i) non-cash charges arising from changes in GAAP occurring after the date hereof; less (j)(x) non-cash adjustments related to positive mark-to-market valuation adjustments as may be required by GAAP from time to time and (y) any extraordinary gains; and less (k) other quarterly cash and non-cash adjustments that are deemed by the Controller and Chief Financial Officer of the Company not to be part of the normal course of business and not necessary to reflect the regular, ongoing operations of the Company and its Subsidiaries. As used in this definition, “non-cash charge” shall mean a charge in respect of which no cash is paid during the applicable period (whether or not cash is paid with respect to such charge in a subsequent period) and “non-cash item of income” shall mean an item of income in respect of which no cash is received during the applicable period (whether or not cash is received with respect to such item of income in a subsequent period).

“Excess Directors” shall have the meaning set forth in Section 3.2(e).

“Excess Repurchase Notice” shall have the meaning set forth in Section 2.2(b)(i).

“Excess Shares” shall have the meaning set forth in Section 2.2(a)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Debt Incurrence” shall mean (i) in connection with refinancing or replacing a Convertible Debenture, a new convertible debenture issued on no less favorable terms than the Convertible Debenture being refinanced or replaced with respect to ranking (senior/senior sub/subordinated), financial covenants, operational covenants, and events of default, and whether issued prior to or after the replacement of such Convertible Debenture, (ii) Non-Recourse Debt, and (iii) Tenesol Debt.

“Exempt Excess Converted Shares” shall have the meaning set forth in Section 2.2(a)(ii).

“Exempt Excess Shares” shall have the meaning set forth in Section 2.2(a)(iii).

“Fair Market Value” shall mean, with respect to the securities of any Person as of any date of determination, the average of the closing sale prices of such securities of such Person during the twenty (20) trading days immediately preceding such date of determination on the principal U.S. or foreign securities exchange on which such securities of such Person is listed or, if such securities are not listed or primarily traded on any such exchange, the average of the closing sale prices or, in the absence of a closing sale price, the closing bid quotations, of such security during the twenty (20) trading day period preceding such date of determination on any quotation system then in use; provided that, all such closing sales prices or, in the absence of a closing sale price, closing bid quotations, shall be appropriately adjusted to take into account the effect of any dividends, stock splits, recapitalization, spin-offs or similar transactions that affect such closing sale prices or bid quotations during such twenty (20) trading day period.

“Financing Transaction” shall have the meaning set forth in Section 3.1(b)(i).

“GAAP” shall mean generally accepted accounting principles in the United States as consistently applied by the relevant Person, except as required by changes in GAAP.

“Grace Period” shall mean with respect to any Voting Stock or Convertible Securities that are subject to a Terra Maintenance Notice, the earlier of (a) 11:59 p.m. California time on the nine (9) month anniversary of the delivery of the applicable Terra Financing Issuance Notice, Company Acquisition Issuance Notice or Company Other Issuance Notice, and (b) with respect to the number of shares of Voting Stock or Convertible Securities that are reduced by the delivery by Terra of a revised Terra Maintenance Notice stating a determination to acquire a lesser number of, or no, shares of Voting Stock or Convertible Securities, the date of delivery of such revised Terra Maintenance Notice (provided that the Grace Period set forth in the foregoing clause (a) shall continue to apply to the shares of Voting Stock and Convertible Securities that continue to be subject to such revised Terra Maintenance Notice).

“Guarantees” shall mean Guaranty Agreements provided by Parent pursuant to the Credit Support Agreement in favor of a bank that provides a letter of credit facility to the Company.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments (including construction performance bonds), and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

“LComm” shall mean the large commercial portion of the residential and commercial business segment of the Company with projects of at least 1 megawatt (DC or direct current) in peak capacity sold directly to a commercial end-user and not via a dealer.

“LTM EBITDA” shall mean EBITDA for the four completed fiscal quarters of the Company most recently preceding the date of determination. For each quarter as to which a periodic report shall have been filed by the Company with the SEC, the calculation of EBITDA shall be based on the financial results of the Company set forth in such periodic report, and for each quarter as to which such a periodic report shall not have been so filed, the calculation of EBITDA shall be based on the Company’s good faith calculation of its financial results for such quarter as reviewed with the Audit Committee of the Company Board.

“Nasdaq” shall mean The Nasdaq Stock Market, LLC.

“New Securities” shall mean an issuance by the Company of Voting Stock or Convertible Securities, excluding (i) any such issuance upon exercise, conversion or exchange of any Convertible Security convertible into or exercisable or exchangeable for Voting Stock outstanding at the Offer Closing, (ii) securities issued pursuant to the exercise by Terra of its rights pursuant to Section 3.1(b) and, to the extent the securities purchased by Terra upon exercise of its rights pursuant to Section 3.1(b) are Convertible Securities, any such issuance upon exercise, conversion or exchange of such Convertible Securities, or (iii) Convertible Securities issued or granted pursuant to any Company Equity Plan, as distinguished from the issuance of Voting Stock upon the exercise, vesting or conversion of such Convertible Securities, which Voting Stock shall be considered New Securities as of such issuance.

“Non-Recourse Debt” shall mean Indebtedness of the Company or any of its Subsidiaries that relates solely to the acquisition, construction, improvement and/or development of a UPP or LComm project, including Indebtedness assumed in connection with the acquisition of any such project, and that is secured by no assets of the Company or any of its Subsidiaries other than (a) such Subsidiary’s project assets and/or (b) the equity interest of the Company or a Subsidiary in such Subsidiary; provided, that the sole purpose of such Subsidiary is such project.

“Offer Closing” shall have the meaning set forth in the Tender Offer Agreement.

“Outstanding Gross Debt” shall mean all outstanding Indebtedness of the Company minus the sum of (i) Non-Recourse Debt, and (ii) Tenesol Debt.

“Ownership Notice” shall have the meaning set forth in Section 2.2(b).

“Parent” shall mean Total S.A., a société anonyme organized under the laws of the Republic of France.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

“Purchase Price” shall have the meaning set forth in Section 3.1(b)(i).

“Recapitalization” shall mean the conversion of any or all of the Class B Common Stock to Class A Common Stock or other transaction contemplated by Section 5.9 of the Tender Offer Agreement.

“Rights Plan” shall have the meaning set forth in Section 5.2(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Short Form Merger” shall mean a merger effected pursuant to Section 253 of the DGCL.

“Standstill Period” shall mean the period beginning on the date hereof and ending on the earlier to occur of: (i) a Change in Control of the Company; (ii) the first time that the Terra Group beneficially owns less than fifteen percent (15%) of the Total Current Voting Power of the Company then in effect; (iii) during the Terra Stockholder Approval Period, (A) the Company or the Company Board takes any action specified in Section 4.3(a) (but only if the effect thereof is to defeat the purposes of the bylaw amendments described in Section 5.1(a)), (b), (e), (g) or (h) without first obtaining Terra Stockholder Approval (unless such action is approved by a majority of the Terra Directors or the action specified in Section 4.3(a) (but only if the effect thereof is to defeat the purposes of the bylaw amendments described in Section 5.1(a)), (b), (e) or (h) is cured within five (5) Business Days after written notice of such action is delivered by Terra to the Company, unless such action is of a type that the consequence of taking such action cannot be cured, in which case no notice or cure period shall be required), or (B) fails to take any of the actions specified in Section 5.1 (and such failure is not cured within five (5) Business Days after written notice of such failure is delivered by Terra to the Company, unless such failure is of a type that the consequence of taking such action cannot be cured, in which case no notice or cure period shall be required); (iv) following the expiration of the Terra Stockholder Approval Period, the commencement of a Third Party Tender Offer; provided, however, that upon a Standstill Reinstatement Event, the commencement of such Third Party Tender Offer shall be deemed not to have occurred, the Standstill Period shall be deemed to be reinstated and any Excess Shares, Exempt Excess Shares and Exempt Excess Converted Shares shall be subject to the provisions of Section 2.2(a); and (v) the termination of this Agreement pursuant to its terms.

“Standstill Reinstatement Event” shall mean the occurrence of either of the following during the Standstill Period: (i) withdrawal or termination of a Third Party Tender Offer at any time during which a Terra Tender Offer is not then pending or (ii) withdrawal, termination or material alteration of a Terra Tender Offer following the initiation of a Third Party Tender Offer other than an increase in price or an extension thereof.

“Subsidiary” of any Person shall mean (i) a corporation at least fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member, hold the right to appoint a majority of the board of managers or, if member managed, have the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, hold at least fifty percent (50%) ownership and power to direct the policies, management and affairs thereof.

“Supermajority Board Approval” shall mean the affirmative vote or written consent of two thirds (2/3) of the directors of the Company rounded down to the nearest whole number, and including the affirmative vote or written consent of at least one Disinterested Director, duly obtained in accordance with the applicable provisions of the Company’s bylaws and applicable law.

“Tender Offer Agreement” shall mean that certain Tender Offer Agreement, of even date herewith, by and between the parties hereto.

“Tenesol” shall mean Tenesol SA.

“Tenesol Debt” shall mean any financing which, in the reasonable judgment of a majority of the Disinterested Directors, is related to funding the operating requirements or liabilities of the Tenesol business and which is consummated within one (1) year after the closing of the acquisition of Tenesol by the Company.

“Terra” shall have the meaning set forth in the Preamble.

“Terra Acquisition Issuance Notice” shall have the meaning set forth in Section 3.1(c)(ii).

“Terra Controlled Corporation” shall mean a Subsidiary of Parent, other than the Company or any Company Controlled Corporation.

“Terra Director” shall mean a member of the Company Board who (a) is or has been designated for such position by Terra in accordance with Section 3.2 or (b) is an officer or employee of Parent or any Terra Controlled Corporation.

“Terra Financing Issuance Notice” shall have the meaning set forth in Section 3.1(b)(iii).

“Terra Group” shall mean Parent, any Affiliate of Parent, any 13D Group of which Parent or any of its Affiliates is a member, and any member(s) of any 13D Group of which Parent or any of its Affiliates is a member; provided, however, that none of the Company nor any Company Controlled Corporation nor any Disinterested Director of the Company shall be deemed to be a member of the Terra Group.

“Terra Maintenance Notice” shall mean, collectively, a Terra Financing Issuance Notice, Terra Acquisition Issuance Notice and Terra Other Issuances Notice.

“Terra Merger” shall mean a statutory merger under applicable law providing for the acquisition by the Terra Group of one hundred percent (100%) of the Total Current Voting Power of the Company then in effect, which is conditioned (which condition may not be waived) on a majority of the shares of the Voting Stock that is held by Disinterested Stockholders being voted in favor of such merger.

“Terra Other Issuances Notice” shall have the meaning set forth in Section 3.1(d)(ii).

“Terra Stockholder Approval” shall mean the affirmative vote or written consent of Terra.

“Terra Stockholder Approval Period” shall have the meaning set forth in Section 4.3.

“Terra Tender Offer” shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by any combination of members of the Terra Group to purchase or exchange for cash or other consideration Voting Stock and which consists of an offer to acquire one hundred percent (100%) of the Total Current Voting Power of the Company then in effect (other than shares of Voting Stock owned by the Terra Group) and is conditioned (which conditions may not be waived) on (i) a majority of the shares of the Voting Stock that is held by Disinterested Stockholders being tendered and not withdrawn with respect to such offer and (ii) at least ninety percent (90%) of the Total Current Voting Power of the Company then in effect being owned by the Terra Group upon completion of the tender offer, and which is accompanied by an irrevocable, unwaivable commitment by the offeror(s), subject to such ninety percent (90%) condition being met, to promptly acquire in a merger any shares of Voting Stock not purchased in such offer, to the extent any shares are purchased in such offer, for the same amount and form of consideration per share offered in such Terra Tender Offer, and the effectuation of a Short Form Merger promptly thereafter.

“Third Party Tender Offer” shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by a person or 13D Group (which is not made by and does not include any of the Company or any member of the Terra Group) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire at least fifty percent (50%) of the Total Current Voting Power of the Company then in effect.

“Total Current Voting Power” shall mean, with respect to any corporation or entity, the total number of votes which may be cast in the election of members of the board of directors or similar governing body if all securities entitled to vote in the election of such directors are present and voted.

“Total Outstanding Company Equity” shall mean the total number of shares of Company capital stock outstanding on a fully diluted basis, assuming the conversion, exchange or exercise of all outstanding securities, whether vested or unvested, convertible, exchangeable or exercisable into or for shares of Company capital stock.

“Transfer” shall mean the direct or indirect assignment, sale, transfer, pledge, or granting of any option, right or warrant to purchase or otherwise dispose of, any Voting Stock or Convertible Securities of the Company.

“Transferee” shall have the meaning set forth in Section 2.3.

“Transferee Merger” shall mean a statutory merger under applicable law providing for the acquisition of one hundred percent (100%) of the Total Current Voting Power of the Company then in effect by a Transferee that is conditioned (which condition may not be waived) on shares of Voting Stock representing a majority of the shares of Voting Stock held by Disinterested Stockholders being voted in favor of such merger.

“Transferee Tender Offer” shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by a Transferee to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire one hundred percent (100%) of the Total Current Voting Power of the Company then in effect (other than shares of Voting Stock owned by such Transferee), that is conditioned (which condition may not be waived) on a majority of the shares of Voting Stock held by Disinterested Stockholders being tendered and not withdrawn with respect to such offer, and which is accompanied by an irrevocable, unwaivable commitment by the Transferee to promptly acquire in a subsequent merger any shares not purchased in such offer, to the extent any shares are purchased in such offer, for the same amount and form of consideration per share offered in such tender offer.

“UPP” shall mean the utility and power plant business segment of the Company, which includes power plant project development, construction and project sales, turn-key engineering, procurement and construction services for power plant construction, and power plant operations and maintenance services, but excludes component sales.

“Voting Stock” shall mean shares of Company Common Stock and any other securities of the Company having the power to vote in the election of members of the Company Board.

ARTICLE II

TERRA STANDSTILL AND CERTAIN TRANSFER OBLIGATIONS

2.1 Terra Standstill Obligations.

(a) Subject to Section 2.2 and notwithstanding anything to the contrary contained herein, during the Standstill Period, no member of the Terra Group shall:

(i) effect or seek, offer or agree to effect, or announce any intention to effect or cause or participate in or seek, offer or agree to effect or participate in any transaction that would result in the Terra Group Beneficially Owning Voting Stock in excess of the Applicable Standstill Limit;

(ii) take any action which would or would reasonably be expected to require the Company to make a public announcement regarding the matters set forth in (i) above;

(iii) request that the Company or the Disinterested Directors, or officers or employees of the Company, directly or indirectly, amend or waive any of the provisions of this Section 2.1; or

(iv) enter into any discussions or arrangements with any third party with respect to any of the foregoing;

provided that, notwithstanding the foregoing, nothing in this Agreement shall prohibit any member of the Terra Group from:

(w) during the period beginning from the Offer Closing and continuing until 11:59 p.m. California time on the second anniversary of the Offer Closing, and in response to a written invitation from the Disinterested Directors, either (i) making and consummating a Terra Tender Offer that is approved and recommended by the Disinterested Directors, or (ii) proposing and effecting a Terra Merger that is approved and recommended by the Disinterested Directors;

(x) during the period beginning at 12:00 a.m. California time on the date following the second anniversary of the Offer Closing and continuing until 11:59 p.m. California time on December 31, 2014, either (i) making and consummating a Terra Tender Offer that is approved and recommended by the Disinterested Directors or (ii) proposing and effecting a Terra Merger that is approved and recommended by the Disinterested Directors;

(y) during the period beginning at 12:00 a.m. California time on January 1, 2015 and at any time thereafter, either (i) making and consummating a Terra Tender Offer or (ii) proposing and effecting a Terra Merger; provided that, no such Terra Tender Offer or Terra Merger shall be publicly proposed or effected unless (A) at least one hundred and twenty (120) days prior to commencing such Terra Tender Offer within the meaning of Rule 14d-2(a) of the rules and regulations promulgated under the Exchange Act or soliciting stockholder approval of such Terra Merger within the meaning of Rule 14a-2 of the rules and regulations under the Exchange Act, (1) Terra has provided written notice to the Company that it is prepared to commence negotiations with the Disinterested Directors regarding such Terra Tender Offer or Terra Merger and will make its designees reasonably available during normal business hours on reasonable advance notice to Terra from the Disinterested Directors for the purpose of engaging in such negotiations and (2) Terra has caused its designees to be so available for such negotiations during such one hundred twenty (120)-day period (it being understood that the Disinterested Directors shall have the authority to hire independent legal and financial advisors for such purposes, the fees and expenses of which will be borne by the Company), and (B) each member of the Terra Group has not made any coercive or retributive threats to members of the Company Board, the Disinterested Directors or stockholders of the Company in connection with such Terra Tender Offer or Terra Merger; provided that prior to asserting any breach by a member of the Terra Group of this Section 2.1(a)(y), the Company shall have, within five (5) Business Days of the occurrence of such breach, provided Terra with written notice of such breach and provided Terra with five (5) Business Days from the date of such notice to cure such breach (even if such cure period would extend beyond the one hundred and twenty (120) day period contemplated by subclause (A) of this Section 2.1(a)(y)), which breach, if cured within such five (5) Business Days, shall be deemed to have never occurred; or

(z) making any public disclosure regarding (w), (x) or (y) above that is required by applicable law in connection with actions taken in compliance with the terms of (w), (x) and (y) above.

(b) Terra shall notify the Company of, and publicly announce, the acquisition of Beneficial Ownership of Voting Stock or Convertible Securities by a member of the Terra Group within two (2) Business Days after becoming aware of such acquisition by any other member of the Terra Group; provided that such notice shall be deemed to have been made for purposes of this Section 2.1(b) by virtue of the filing of a Form 4, Form 5 or Schedule 13D, or one or more amendments thereto, within such two (2) Business Day period with the SEC that discloses such acquisition.

(c) Without first obtaining Disinterested Board Approval, no member of the Terra Group shall (i) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies with respect to any Voting Stock relating to the election of directors of the Company; provided that no member of the Terra Group shall be deemed to be a participant in any “solicitation” merely by reason of the membership of the Terra Directors on the Company Board pursuant to the terms of this Agreement, or (ii) deposit any Voting Stock in a voting trust or, subject any Voting Stock to any arrangement or agreement with any third party outside the Terra Group with respect to the voting of such Voting Stock.

2.2 Exception to Certain Standstill Obligations.

(a) No member of the Terra Group shall be deemed to have violated the obligations applicable to the Terra Group under Section 2.1(a):

(i) Subject to Sections 2.2(a)(ii) and 2.2(a)(iii), if the members of the Terra Group Beneficially Own shares of Voting Stock constituting a percentage of the Voting Stock then outstanding that is in excess of than the Applicable Standstill Limit (any such shares, “Excess Shares”), inadvertently and without knowledge that the transaction in which the Terra Group acquired Beneficial Ownership of such Excess Shares would cause the Terra Group to Beneficially Own Voting Stock constituting a percentage of the Voting Stock then outstanding that is greater than the Applicable Standstill Limit (it being understood that the Terra Group shall be deemed to have knowledge of the reports provided to Terra by the Company pursuant to Section 3.1(e)(vi)), so long as (A) Terra provides prompt written notice of the acquisition of such Excess Shares to the Company, (B) the Terra Group disposes of such Excess Shares pursuant to and in accordance with Section 2.2(b) and (C) the Terra Group causes such Excess Shares to be voted in accordance with the provisions of Section 2.2(c);

(ii) To the extent that the members of the Terra Group Beneficially Owns shares of Voting Stock resulting from the conversion into Voting Stock of Convertible Securities that were acquired directly from the Company pursuant to Section 3.1 by a member of the Terra Group and such conversion causes the Terra Group to Beneficially Own shares of Voting Stock constituting a percentage of the Voting Stock then outstanding that is in excess of the Applicable

Standstill Limit (such shares Beneficially Owned by the Terra Group that are greater than the Applicable Standstill Limit, the “Exempt Excess Converted Shares”), so long as (A) Terra provides prompt written notice of the acquisition of such Exempt Excess Converted Shares to the Company, and (B) the Terra Group causes such Exempt Excess Converted Shares to be voted in accordance with the provisions of Section 2.2(c); and

(iii) To the extent that Excess Shares result solely from any increase in the aggregate percentage of Beneficial Ownership of Voting Stock held by the Terra Group that results from: (i) a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any Company Controlled Corporation (which recapitalization, repurchase or other actions shall have received Disinterested Board Approval, if a majority of the members of the Company Board are then Terra Directors) that have the effect of reducing the number of shares of Voting Stock then outstanding; (ii) the issuance of Voting Stock to Terra in connection with the acquisition by the Company of Tenesol; or (iii) the rights specified in any “poison pill” share purchase rights plan of the Company having separated from the Company Common Stock and a member of the Terra Group having exercised such rights (such Excess Shares resulting from the circumstances described in this Section 2.2(a)(iii), the “Exempt Excess Shares”).

(b) In the event that Terra becomes aware that the members of the Terra Group Beneficially Own Excess Shares (that are not Exempt Excess Shares or Exempt Excess Converted Shares), Terra will provide prompt written notice to the Company of the number of such Excess Shares (that are not Exempt Excess Shares or Exempt Excess Converted Shares). In the event that the Company becomes aware that members of the Terra Group Beneficially Own Excess Shares (that are not Exempt Excess Shares or Exempt Excess Converted Shares), the Company will promptly provide written notice to Terra. Following delivery of notice by Terra to the Company or by the Company to Terra pursuant to the foregoing two sentences (the “Ownership Notice”), Terra shall, and shall cause members of the Terra Group to, as soon as reasonably practicable (but not in a manner that would require a member of the Terra Group to (A) incur liability under Section 16(b) of the Exchange Act or (B) Transfer to a Person other than the Company during a period in which such member of the Terra Group is in possession of material nonpublic information relating to the Company) either:

(i) sell all or any portion of the Excess Shares (other than Exempt Excess Shares and Exempt Excess Converted Shares) to the Company, provided that it receives from the Company an irrevocable election to purchase any portion of such shares within sixty (60) days after the delivery of the Ownership Notice (the “Excess Repurchase Notice”), at the Fair Market Value of the Company’s Common Stock on the day prior to the date of the Ownership Notice; or

(ii) if no such Excess Repurchase Notice is received from the Company, or such Excess Repurchase Notice does not apply to all of such Excess Shares, sell such shares through open market sales, or privately negotiated sales to Disinterested Stockholders, within thirty (30) days of the delivery of the Ownership Notice;

in each case to cause the number of shares of Voting Stock Beneficially Owned by the Terra Group to no longer exceed a percentage of the Voting Stock then outstanding that is greater than the Applicable Standstill Limit (excluding, for purposes of determining both the number of shares of Voting Stock Beneficially Owned by the Terra Group and the number of shares of Voting Stock outstanding, any Exempt Excess Shares or Exempt Excess Converted Shares).

(c) If, as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of stockholders of the Company (however noticed or called), the Terra Group holds any Excess Shares or Exempt Excess Converted Shares (in either case that are not Exempt Excess Shares), then at each such meeting the Terra Group will vote all such shares, or cause all such shares to be voted, in a manner that is in direct proportion to the manner in which Disinterested Stockholders vote (including, for this purpose, any abstentions and “withhold” votes) on each matter, resolution, action or proposal that is submitted to the stockholders of the Company. With respect to any meeting of stockholders of the Company (however noticed or called), the number of Excess Shares and Exempt Excess Converted Shares (in either case that are not Exempt Excess Shares), if any, will be determined by the Company as promptly as practicable following the record date established for determining the stockholders of the Company entitled to vote at such meeting. From time to time before the scheduled date for any such meeting at the request of any member of the Terra Group, the Company shall inform the Terra Group of the voting tabulations (including, for this purpose, all votes “for” or “against” and all “abstentions” and “withhold” votes) for such meeting (it being understood and agreed by the parties that the Company shall request the proxy solicitation firm engaged by it, if any, in connection with such meeting to provide such tabulations directly to the Terra Group from time to time as such tabulations are provided to the Company) for the purpose of facilitating the Terra Group’s agreement to vote the Excess Shares and Exempt Excess Converted Shares (in either case that are not Exempt Excess Shares) in accordance with the requirements of this Section 2.2(c); provided, however, that the failure of the Company to obtain, or the Terra Group to receive, voting tabulations on a daily basis pursuant to this Section 2.2(c) shall not relieve the Terra Group of its obligation to vote any such shares as provided in this Section 2.2(c). For so long as the Applicable Standstill Limit is applicable to the Terra Group, the Terra Group shall not take any action (or omit to take any action), or enter into any transaction, contract, agreement, arrangement, plan, commitment or understanding with any Person or 13D Group, to vote, give instructions with respect to or grant a proxy or proxies in any manner inconsistent with the provisions of this Section 2.2(c).

2.3 Terra’s Transfer of Control.

(a) In the event that any member or members of the Terra Group seek to Transfer, in any one transaction or series of transactions, either forty percent (40%) or more of the Total Current Voting Power of the Company then in effect or forty percent (40%) or more of the Voting Stock, in either case to a single Person or 13D Group that is not a Terra Controlled Corporation (a “Transferee”), such Transfer shall be conditioned upon and shall not be effected unless such Transferee either: (i) makes a Transferee Tender Offer or (ii) proposes a Transferee Merger, in each case, at the same price per share of Voting Stock and using the same form of consideration to be paid, by the Transferee(s) to such member or members of the Terra Group; it being understood that the actual consummation of the Transferee Tender Offer or effectuation of such Transferee Merger shall not be a condition to the consummation of such Transfer by such member or members of the Terra Group to the Transferee if the sole reason that such Transferee Tender Offer or Transferee Merger is not consummated is a failure of the unwaivable condition relating to Disinterested Stockholder approval or tender set forth therein, but that, absent the failure of such unwaivable condition, the actual consummation or effectuation shall be a condition to the consummation of such Transfer by such member or members of the Terra Group to the Transferee. Any attempted Transfer by Terra or any member or members of the Terra Group which is not in compliance with this Section 2.3(a) shall be null and void.

(b) Any Transfer by Terra or a Terra Controlled Corporation to a Terra Controlled Corporation shall be conditioned upon the Terra Controlled Corporation that is a transferee in such Transfer becoming a party to this Agreement and in so doing, agreeing with the Company to hold the shares of Voting Stock or Convertible Securities received pursuant to such Transfer subject to all of the provisions of this Agreement, and such Terra Controlled Corporation agreeing to transfer, and Terra agreeing to cause such Terra Controlled Corporation to transfer ownership of such shares of Voting Stock and/or Convertible Securities to Terra or another Terra Controlled Corporation that is controlled by Terra if it ceases to be a Terra Controlled Corporation. Any attempted Transfer by Terra to a Terra Controlled Corporation which is not in compliance with this Section 2.3(b) shall be null and void. Upon a Transfer by Terra of all of the Voting Stock then owned by it to another Terra Controlled Corporation, such other Terra Controlled Corporation shall acquire and be entitled to exercise all of the rights and shall be subject to all of the obligations, of Terra pursuant to this Agreement and Terra shall no longer be entitled to exercise the rights ascribed to Terra in this Agreement.

(c) No transferee of shares of Voting Stock or Convertible Securities sold, transferred or otherwise disposed of by Terra or a Terra Controlled Corporation shall be bound (other than a Terra Controlled Corporation after a Transfer in accordance with the provisions of Section 2.3(b) or a Transferee by the provisions of Section 2.3(a)) by the terms of this Agreement, nor shall such transferee be entitled, in any manner whatsoever, to any rights afforded Terra under this Agreement (other than a Terra Controlled Corporation after a Transfer in accordance with the provisions of Section 2.3(b)).

ARTICLE III

TERRA RIGHTS TO MAINTAIN AND BOARD REPRESENTATION RIGHTS

3.1 Terra’s Rights to Maintain.

(a) In General.

(i) Subject to Section 2.1, and in addition to any other rights set forth in this Section 3.1, the Terra Group may directly or indirectly acquire, through open market purchases, privately negotiated purchases from Disinterested Stockholders or, subject to Section 4.1, purchases from the Company, securities of the Company that result in the Terra Group Beneficially Owning securities of the Company that constitute no more than the Applicable Standstill Limit.

(ii) The rights provided to the Terra Group under this Section 3.1 shall terminate and be of no further force or effect at all times after (A) the first time that Terra, together with the Terra Controlled Corporations, owns less than forty percent (40%) of the Total Current Voting Power of the Company then in effect (including if owning less than forty percent (40%) of the Total Current Voting Power of the Company then in effect results from a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any Company Controlled Corporation and regardless of whether there is a subsequent increase above forty percent (40%) in the aggregate percentage of the Total Current Voting Power of the Company then in effect that is held by the Terra Group), or (B) the first time that Terra, or any Terra Controlled Corporation, Transfers any shares of Voting Stock or Convertible Securities to a Person other than a Terra Controlled Corporation such that Terra, together with the Terra Controlled Corporations, owns less than fifty percent (50%) of the Total Current Voting Power of the Company then in effect (including if owning less than fifty percent (50%) of the Total Current Voting Power of the Company then in effect results from a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any Company Controlled Corporation and regardless of whether there is a subsequent increase above fifty percent (50%) in the aggregate percentage of the Total Current Voting Power of the Company then in effect and held by the Terra Group), in each case of (A) and (B) above taking into account the Grace Period provisions of Section 3.1(f).

(b) Financing Issuances.

(i) If the Company proposes to issue New Securities primarily for cash consideration in a financing transaction (except in any transaction specifically described in Section 3.1(c)) and the effect of consummating such transaction would result in a reduction in the percentage interest of the Total Outstanding Company Equity held by Terra and the Terra Controlled Corporations (a “Financing Transaction”), Terra shall have the right to purchase for cash Terra’s Applicable Right to Maintain Percentage, or any part thereof, of the aggregate amount of such New Securities sold in such Financing Transaction at the same price per New Security at which such New Securities are sold in such Financing Transaction to the other ultimate investors (the “Purchase Price”), as further described in this Section 3.1(b).

(ii) No less than seventeen (17) Business Days prior to the issuance and sale of any New Securities in a Financing Transaction, the Company shall notify Terra of the Company’s intention to make such issuance by written dated notice setting forth: (v) the proposed date of the closing of the Financing Transaction, (w) the number, type and material terms of New Securities to be sold in the Financing Transaction, (x) the calculation of Terra’s estimated Applicable Right to Maintain Percentage of the New Securities to be sold in the Financing Transaction (on the basis of information filed by members of the Terra Group with the SEC), (y) the closing price or in the absence of a closing price, the closing bid price, of the Company Common Stock on the prior trading day on the principal securities exchange on which the Company Common

Stock is then trading and (z) the capitalization of the Company on an actual and pro forma basis after giving effect to the issuance of New Securities (the “Company Financing Issuance Notice”).

(iii) At least two (2) Business Days prior to the proposed date of the closing of the Financing Transaction as set forth in the Company Financing Issuance Notice, Terra shall notify the Company by written dated notice, stating (A) the number of New Securities to be purchased by Terra in the Financing Transaction, which shall not exceed Terra’s Applicable Right to Maintain Percentage, (the “Direct Purchase Securities”) and/or (B) whether or not Terra has made a bona fide determination to acquire Voting Stock or Convertible Securities in open market purchases, or privately negotiated purchases from Disinterested Stockholders, so as, together with any Direct Purchase Securities, to satisfy any portion of Terra’s Applicable Right to Maintain Percentage within the applicable Grace Period relating to the Company Financing Issuance Notice (the “Terra Financing Issuance Notice”). If Terra fails to deliver a Terra Financing Issuance Notice at least two (2) Business Days prior to the proposed date of the closing of the Financing Transaction as set forth in the Company Financing Issuance Notice, Terra shall be deemed to have elected not to acquire any Direct Purchase Securities or to satisfy any portion of its Applicable Right to Maintain Percentage with respect to such Financing Transaction; provided, however, that if the actual closing of such Financing Transaction does not occur within ten (10) Business Days following the proposed date of the closing set forth in, and on the terms and conditions in all material respects as set forth in, the Company Financing Issuance Notice, the Company shall be obligated to deliver a revised Company Financing Issuance Notice and Terra shall have ten (10) Business Days following the date of receipt of the revised Company Financing Issuance Notice to provide a new Terra Financing Issuance Notice, which revised Company Financing Issuance Notice and Terra Financing Issuance Notice shall supersede and replace any prior delivered Company Financing Issuance Notice and Terra Financing Issuance Notice, respectively, and shall otherwise be subject to the terms and processes set forth in this Section 3.1(b).

(iv) If the Company issues and sells the New Securities in a Financing Transaction that was subject to a Company Financing Issuance Notice, then Terra shall be obligated to purchase the number of Direct Purchase Securities, if any, that are subject to the Terra Financing Issuance Notice delivered to the Company pursuant to Section 3.1(b)(iii) for the per share Purchase Price; provided, however, that if a preliminary “red herring” prospectus is filed in connection with such Company Financing Transaction and (A) the Fair Market Value of the Company’s Common Stock is, as of the close of the trading day on Nasdaq or other principal securities exchange on which the Company Common Stock is then trading, on the date three (3) trading days after such filing, fifteen percent (15%) greater than (B) the closing price (or in the absence of a closing price, the closing bid price) of the Company Common Stock on Nasdaq or such other principal securities exchange on which the Company Common Stock is traded on the day prior to the delivery of a Terra Financing Issuance Notice, Terra shall be under no obligation to purchase the Direct Purchase Securities. The closing of the Direct Purchase Securities, if any, shall take place contemporaneously with such Financing Transaction, subject to the provisions of Section 3.1(e).

(v) If, pursuant to the terms of Section 3.1(b)(iv), Terra is no longer obligated to purchase Direct Purchase Securities that were subject to a validly delivered Terra

Financing Issuance Notice, Terra shall have the right, within fifteen (15) Business Days after the closing of the Financing Transaction, to deliver to the Company an amended Terra Financing Issuance Notice stating whether or not Terra has made a bona fide determination to acquire Voting Stock or Convertible Securities in open market purchases, or privately negotiated purchases from Disinterested Stockholders, so as, together with any New Securities subject to the previously delivered Terra Financing Issuance Notice, to satisfy any portion of Terra’s Applicable Right to Maintain Percentage within the applicable Grace Period relating to the any then effective Terra Financing Issuance Notice. If Terra fails to deliver an amended Terra Financing Issuance Notice within such fifteen (15) Business Day Period, Terra shall be deemed to have elected not to satisfy any portion of Terra’s Applicable Right to Maintain Percentage other than with respect to Voting Stock or Convertible Securities, if any, that are subject to any then effective Terra Financing Issuance Notice and that were not Direct Purchase Securities.

(vi) If at any time Terra has determined to reduce the shares of Voting Stock or Convertible Securities that are the subject of a then effective Terra Financing Issuance Notice, Terra shall as promptly as practicable deliver to the Company an amended Terra Financing Issuance Notice stating the lower number of shares of Voting Stock or Convertible Securities for which Terra has made a bona fide determination to acquire in open market purchases, or privately negotiated purchases from Disinterested Stockholders, within the applicable Grace Period relating to the then effective Company Financing Issuance Notice and only such lower number of shares of Voting Stock or Convertible Securities, if any, shall thereafter be deemed to be subject to the applicable Terra Financing Issuance Notice.

(vii) Notwithstanding anything in this Section 3.1(b) to the contrary, in the event the Company issues New Securities that are Convertible Securities in a Financing Transaction:

(1) If Terra purchases Direct Purchase Securities constituting one hundred percent (100%) of Terra’s Applicable Right to Maintain Percentage in such Financing Transaction, the Company shall not be obligated to subsequently deliver a Company Financing Issuance Notice relating to the issuance of New Securities that are Voting Stock that are issued upon conversion or exercise of the Convertible Securities that were purchased by the other purchasers in the Financing Transaction; and

(2) If Terra purchases Direct Purchase Securities constituting less than one hundred percent (100%) of Terra’s Applicable Right to Maintain Percentage in such Financing Transaction, the Company shall only be obligated to subsequently deliver a Company Financing Issuance Notice pursuant to Section 3.1(d) relating to the issuance of New Securities that are Voting Stock that are issued upon conversion of the Convertible Securities that were purchased by the other purchasers in the Financing Transaction, and Terra shall have the right to acquire, in open market purchases, or privately negotiated purchases from Disinterested Stockholders, up to the number of shares of Voting Stock issuable upon conversion of the number of Direct Purchase Securities constituting one hundred percent (100%) of Terra’s Applicable Right to Maintain Percentage that were not purchased by Terra. Within fifteen (15) Business Days after receipt by Terra of such Company Financing Issuance Notice, Terra shall notify the Company by written dated notice stating whether or not Terra has made a bona fide determination to acquire Voting Stock in open market purchases, or privately negotiated purchases from Disinterested Stockholders, so as to acquire within the applicable Grace Period relating to the Company Financing Issuance Notice, all or any portion of the shares of Voting Stock that are the subject to such Company Financing Issuance Notice.

(c) Acquisition Issuances.

(i) No less than fifteen (15) Business Days after the issuance and sale of any New Securities in consideration for a business or assets of a business (a “Business Acquisition Transaction”), the Company shall notify Terra of the Company’s issuance by written dated notice setting forth: (x) the number, type and material terms of New Securities issued in such Business Acquisition Transaction, (y) a description of the material elements of the consideration therefor and (z) the capitalization of the Company after giving effect to the issuance of such New Securities and the calculation of Terra’s estimated Applicable Right to Maintain Percentage of such New Securities (on the basis of information filed by members of the Terra Group with the SEC) (a “Company Acquisition Issuance Notice”).

(ii) Within fifteen (15) Business Days after receipt by Terra of the Company Acquisition Issuance Notice, Terra shall notify the Company by written dated notice stating whether or not Terra has made a bona fide determination to acquire Voting Stock or Convertible Securities in open market purchases, or privately negotiated purchases from Disinterested Stockholders, so as to satisfy any portion of Terra’s Applicable Right to Maintain Percentage within the applicable Grace Period relating to the Company Acquisition Issuance Notice (the “Terra Acquisition Issuance Notice”). If Terra fails to deliver a Terra Acquisition Issuance Notice within fifteen (15) Business Days after the receipt by Terra of the Company Acquisition Issuance Notice relating to such Business Acquisition Transaction, Terra shall be deemed to have elected not to satisfy any portion of its Applicable Right to Maintain Percentage with respect to such Business Acquisition Transaction.

(iii) If at any time Terra has determined to reduce the shares of Voting Stock or Convertible Securities that were the subject of a Terra Acquisition Issuance Notice, Terra shall as promptly as practicable deliver to the Company an amended Terra Acquisition Issuance Notice stating the lower number of shares of Voting Stock or Convertible Securities for which Terra has made a bona fide determination to acquire in open market purchases, or privately negotiated purchases from Disinterested Stockholders, within the applicable Grace Period relating to the Company Acquisition Issuance Notice and only such lower number of shares of Voting Stock or Convertible Securities, if any, shall be deemed to be subject to the Terra Acquisition Issuance Notice.

(d) Other Issuances.

(i) If the Company issues any New Security that is not the subject of a Company Financing Issuance Notice or a Company Acquisition Issuance Notice (a “Company

Other Issuance”), the Company shall provide Terra with written dated notice within (A) fifteen (15) Business Days after the date of such issuance, if such issuance is not pursuant to a Company Equity Plan and such issuance, together with all other Company Other Issuances since the end of the preceding fiscal quarter (other than issuances pursuant to a Company Equity Plan), aggregate to more than one percent (1%) of the Total Outstanding Company Equity, (B) fifteen (15) Business Days after the end of the fiscal quarter in which such issuance occurs if such issuance is not pursuant to a Company Equity Plan and such issuance, together with all other Company Other Issuances since the end of the preceding fiscal quarter (other than issuances pursuant to a Company Equity Plan), aggregate to one percent (1%) or less than the Total Outstanding Company Equity and (C) within fifteen (15) Business Days after the end of the fiscal quarter in which such issuance occurs if such issuance is pursuant to a Company Equity Plan or results from the exercise or exchange of a Convertible Security that was issued under a Company Equity Plan. The Company Other Issuances Notice shall set forth: (x) the number, type and material terms of New Securities (such number to be, with respect to New Securities issued pursuant to a Company Equity Plan, net of any New Securities returned to a Company Equity Plan during the applicable fiscal quarter), (y) the consideration paid to the Company therefor and the capitalization of the Company after giving effect to the issuance of such New Securities and (z) the calculation of Terra’s estimated Applicable Right to Maintain Percentage of such New Securities (on the basis of information filed by members of the Terra Group with the SEC) (in either case, a “Company Other Issuances Notice”).

(ii) Within fifteen (15) Business Days after receipt by Terra of the Company Other Issuances Notice, Terra shall notify the Company by written dated notice stating whether or not Terra has made a bona fide determination to acquire shares of Voting Stock or Convertible Securities in open market purchases, or privately negotiated purchases from Disinterested Stockholders, so as to satisfy any portion of Terra’s Applicable Right to Maintain Percentage within the applicable Grace Period relating to the Company Other Issuances Notice (the “Terra Other Issuances Notice”). If Terra fails to deliver a Terra Other Issuances Notice within fifteen (15) Business Days after the receipt by Terra of the Company Other Issuances Notice relating to such Company Other Issuance, Terra shall be deemed to have elected not to satisfy any portion of its Applicable Right to Maintain Percentage with respect to such Company Other Issuance.

(iii) If at any time Terra has determined to reduce the shares of Voting Stock or Convertible Securities that were the subject of a Terra Other Issuances Notice, Terra shall as promptly as practicable deliver to the Company an amended Terra Other Issuances Notice stating the lower number of shares of Voting Stock or Convertible Securities for which Terra has made a bona fide determination to acquire in open market purchases, or privately negotiated purchases from Disinterested Stockholders, within the applicable Grace Period relating to the Company Other Issuances Notice and only such lower number of shares of Voting Stock or Convertible Securities, if any, shall be deemed to be subject to the Terra Other Issuances Notice.

(e) Financing Right to Maintain Closing; Other Matters.

(i) Subject to subsection (iii) of this Section 3.1(e), the purchase and sale of any New Securities pursuant to Section 3.1(b) shall take place at the offices of the Company set forth in this Agreement at 10:00 a.m. on the later of the: (A) closing date specified in Section 3.1(b)(iv) or (B) the third (3rd) Business Day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the HSR Act or any similar required non-U.S. regulatory scheme, or at such other time and place as the Company and Terra may agree. The Company and Terra shall use their reasonable best efforts to comply with the HSR Act or similar required non-U.S. regulatory scheme applicable to such purchase and sale of shares of New Securities under Section 3.1. The issuance of such shares shall be subject to compliance with the HSR Act or similar required non-U.S. regulatory scheme applicable to such purchase and sale of shares of New Securities under Section 3.1.

(ii) Subject to subsection (iii) of this Section 3.1(e), the Company and Terra shall use their reasonable best efforts to comply with all federal and state laws and regulations and Nasdaq and stock exchange listing requirements applicable to any purchase and sale of shares of New Securities under Section 3.1. The issuance of such shares shall be subject to compliance with applicable laws and regulations and requirements of Nasdaq or any other applicable stock exchange.

(iii) Except as otherwise specifically provided herein, upon receipt of the applicable Terra Financing Issuance Notice by the Company, Terra and the Company each shall be obligated, subject to the other terms and conditions of this Agreement, to consummate the purchase and sale of Direct Purchase Securities contemplated by Section 3.1(b), if any, and shall use their reasonable best efforts to secure any approvals required in connection therewith; provided that, notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 3.1(e) or elsewhere in this Agreement shall be deemed to require Terra or the Company or any Subsidiary thereof to litigate with any governmental entity or agree to any divesture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(iv) Notwithstanding anything in this Section 3.1 to the contrary, if a purchase of New Securities that are the subject of a Financing Transaction by Terra is not able to be consummated at the same time as the purchase and sale to other purchasers of such New Securities as a result of a legal or regulatory delay, such as a delay related to compliance with the HSR Act or any similar required non-U.S. regulatory scheme or to compliance with applicable laws and regulations and requirements of Nasdaq or any other applicable stock exchange, the applicable Grace Period relating to such New Securities shall be extended for the same period of time as such regulatory delay or until it is determined that the acquisition by the Terra Group of such securities is no longer legally permitted or feasible, and the Company shall be entitled to issue New Securities to third parties in advance of the issuance of New Securities to Terra.

(v) Any shares of Voting Stock and Convertible Securities acquired by Terra under this Article III, and all of Terra’s rights to maintain under Section 3.1, shall be subject to all restrictions and obligations on the Terra Group set forth elsewhere in this Agreement including Section 2.1.

(vi) Following the end of each fiscal quarter, the Company shall (within the deadlines for filing of the Company’s Form 10-Q or Form 10-K, as applicable) provide to Terra the following information: (A) the number of shares of Voting Stock or Convertible Securities that are outstanding as of the end of such fiscal quarter; (B) the number of New Securities issued during such fiscal quarter; (C) the grants and cancellations of Convertible Securities pursuant to each Company Equity Plan during such fiscal quarter; and (D) the total number of shares of Common Stock repurchased by the Company in such fiscal quarter.

(f) Grace Periods Under This Agreement. Notwithstanding anything in this Agreement to the contrary, all shares of Voting Stock and Convertible Securities that are subject to a then outstanding Terra Maintenance Notice delivered within the applicable time period set forth in Section 3.1(b), Section 3.1(c) or Section 3.1(d) and for which the Grace Period as to such shares of Voting Stock or Convertible Securities has not yet expired shall be deemed to have at all times been shares of Voting Stock or Convertible Securities owned by Terra for all purposes of this Agreement.

3.2 Terra’s Board Representation Rights.

(a) Effective as of the Offer Closing and until the Board Reduction Event, the size of the Company Board shall be fixed at eleven (11) directors. Effective as of the Board Reduction Event and until Terra, together with the Terra Controlled Corporations, owns (taking into account Section 3.1(f)) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, the size of the Company Board shall be fixed at nine (9) directors.

(b) Effective as of and after the Offer Closing, the Company Board shall consist of (i) the Chief Executive Officer of the Company, who shall serve as Chairman of the Company Board, (ii) subject to Section 3.2(c), the Designated Independent Directors, (iii) subject to Section 3.2(c) and (d), the Terra Directors, and (iv) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Terra Directors pursuant to Section 3.2(d), in each case taking into account the provisions of Section 3.1(f).

(c) On the first anniversary of the Offer Closing, (i) the Disinterested Directors shall cause one (1) of the Designated Independent Directors selected by a majority of the Disinterested Directors to resign from the Company Board, (ii) upon the effectiveness of such resignation, Terra will promptly cause one of the Terra Directors to resign from the Company Board and (iii) thereafter the Company Board will take all action necessary to reduce the number of authorized members of the Company Board to nine (9) directors (such actions, collectively, the “Board Reduction Event”).

(d) Until Terra, together with the Terra Controlled Corporations, owns (taking into account Section 3.1(f)) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, the Company shall include in the slate of nominees recommended by the Company Board to stockholders for election to the Company Board at any special or annual meeting of stockholders of the Company, commencing with the first meeting of stockholders following the Offer Closing, and shall use its reasonable best efforts in all other respects, as reasonably requested by Terra, to cause the election of that number of persons designated by Terra to the Company Board as follows:

(i) until the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than fifty percent (50%) of the Total Current Voting Power of the Company then in effect, Terra shall be entitled to designate (A) six (6) nominees to serve on the Company Board until the Board Reduction Event; and (B) five (5) nominees to serve on the Company Board thereafter;

(ii) upon the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than fifty percent (50%) but not less than forty percent (40%) of the Total Current Voting Power of the Company then in effect, Terra shall be entitled to designate (A) five (5) nominees to serve on the Company Board until the Board Reduction Event; and (B) four (4) nominees to serve on the Company Board thereafter;

(iii) upon the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than forty percent (40%) but not less than thirty percent (30%) of the Total Current Voting Power of the Company then in effect, Terra shall be entitled to designate (A) four (4) nominees to serve on the Company Board until the Board Reduction Event; and (B) three (3) nominees to serve on the Company Board thereafter;

(iv) upon the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than thirty percent (30%) but not less than twenty percent (20%) of the Total Current Voting Power of the Company then in effect, Terra shall be entitled to designate (A) three (3) nominees to serve on the Company Board until the Board Reduction Event; and (B) two (2) nominees to serve on the Company Board thereafter; and

(v) upon the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than twenty percent (20%) but not less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, Terra shall be entitled to designate (A) two (2) nominees to serve on the Company Board until the Board Reduction Event; and (B) one (1) nominee to serve on the Company Board thereafter.

(e) In the event that the number of Terra Directors exceeds the number of designees that Terra is entitled to designate pursuant to Section 3.2(d) (the “Excess Directors”), Terra shall as promptly as practicable cause such number of Excess Directors to resign from the Company Board and the Nominating and Governance Committee of the Company Board shall as promptly as practicable recommend to the Company Board a nominee that would qualify as a Disinterested Director to fill the vacancy that is caused by such resignation. The Company Board shall as promptly as practicable take all action (and Terra shall cause all Terra Directors to as promptly as practicable take all action) necessary to appoint the nominee identified by the Nominating and Governance Committee of the Company Board to serve on the Company Board.

(f) In the event that any Terra Director shall cease to serve as a director for any reason (other than in connection with the resignation of one (1) Terra Director upon the Board Reduction Event), the vacancy resulting thereby shall be filled by a designee of Terra and the Company Board shall as promptly as practicable take all actions necessary to appoint such designee of Terra and, during any period in which such a vacancy remains open, provided that Terra has designated a nominee to fill such vacancy, the Company Board shall not, without Terra’s written consent, take any action with respect to an event requiring Supermajority Board Approval, other than to elect Terra’s designee to fill such vacancy.

(g) In the event that any Disinterested Director or the Chief Executive Officer of the Company shall cease to serve as a director for any reason (other than in connection with the resignation of one (1) Disinterested Director upon the Board Reduction Event), the Nominating and Governance Committee of the Company Board shall nominate a replacement director that meets the qualifications of a Disinterested Director or is the Chief Executive Officer of the Company, as applicable, and the Company Board shall as promptly as practicable take all actions necessary to appoint such nominee and, during any period in which such a vacancy remains open, provided that the Nominating and Governance Committee of the Company has nominated a nominee to fill such vacancy, the Company Board shall not take any action with respect to an event requiring Supermajority Board Approval.

(h) Notwithstanding anything to the contrary contained herein, Terra shall not at any time while Terra is entitled to nominate directors under this Section 3.2 be entitled to, and Terra agrees not to cast votes for, Terra Directors in excess of the number of Terra Directors which Terra is entitled to designate pursuant to Section 3.2(d).

(i) So long as Terra Directors serve as members of the Company Board, such Terra Directors shall be allocated across the three classes that comprise the Company Board staggered terms for reelection in as equal an allocation as is practicable. The six (6) Terra Directors that serve on the Company Board effective as of the Offer Closing shall be allocated across the three classes that comprise the Company Board staggered terms for reelection such that, subject to Section 3.2(d), the election of two (2) Terra Directors shall be submitted to a vote of the Company’s stockholders in the first year following the Offer Closing, the election of two (2) Terra Directors shall be submitted to a vote of the Company’s stockholders in the second year following the Offer Closing, and the election of two (2) Terra Directors shall be submitted to a vote of the Company’s stockholders in the third year following the Offer Closing.

(j) The Company shall elect, to the extent available and required in order for the Company to fulfill its obligations under Section 3.2 and 3.3, to be treated as a “controlled company” in accordance with Rule 5615(c) of the Nasdaq or other similar rule of any applicable securities exchange on which the shares of Company Common Stock are then traded.

(k) Until the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, each director nominee, other than a

Terra Director designated by Terra and other than the Chief Executive Officer, shall meet the qualifications of a Disinterested Director and be selected by the Nominating and Governance Committee of the Company Board. The Company Board shall as promptly as practicable take all action necessary (and Terra shall cause all Terra Directors to promptly take all action and shall vote as a stockholder and shall cause any member of the Terra Group to vote as a stockholder if necessary) to (i) appoint or elect any such nominee identified by the Nominating and Governance Committee of the Company Board to serve on the Company Board and (ii) implement a Board Reduction Event in accordance with Section 3.2(c).

3.3 Board Committee Composition. Subject to the listing requirements of the principal securities exchange on which the Company’s Common Stock is listed, until the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than thirty percent (30%) of the Total Current Voting Power of the Company then in effect:

(a) the Audit Committee of the Company Board shall solely comprise three (3) Disinterested Directors;

(b) the Compensation Committee of the Company Board shall solely comprise two (2) Disinterested Directors and one (1) Terra Director;

(c) the Nominating and Governance Committee of the Company Board shall solely comprise two (2) Disinterested Directors and one (1) Terra Director; and

(d) any other standing or ad hoc committee of the Company Board shall comprise a majority of Disinterested Directors and shall include one Terra Director;

provided that, a Terra Director shall not be included in the membership of any such committee the sole purpose of which is to consider any transaction for which there exists an actual conflict of interest between any member of the Terra Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of the Disinterested Directors.

3.4 Board and Committee Observers and Executive Sessions. Until the first time that Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect and to the extent Terra is not entitled to membership of a Terra Director on any standing or ad hoc committee of the Company Board now or hereafter existent pursuant to Section 3.3, the Company Board and each standing or ad hoc committee of the Company (other than any such committee, the sole purpose of which is to consider any transaction for which there exists an actual conflict of interest between any member of the Terra Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of the Disinterested Directors) will permit a representative of Terra to attend all meetings of the Company Board or such committee in a non-voting, observer capacity. A majority of the Disinterested Directors serving on the Company Board or any standing or ad hoc committee of the Company Board shall be entitled to recuse any such observer from portions of any meeting of the Company Board or such committee and the secretary of any such meeting shall be entitled to redact portions of any materials delivered to the observer, in each case, to the extent that a majority of such Disinterested Directors determine, in good faith that (a) such recusal is reasonably necessary to preserve attorney-client privilege with respect to any matter, or (b) there exists, with respect to any deliberation or Board materials, an actual conflict of interest between any member of the Terra Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of a majority of such Disinterested Directors. Any such observer shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are the members of the Company Board, and Terra shall be required to enter into a reasonable and customary confidentiality agreement covering all persons who may from time to time serve as an observer under this Section 3.4.

3.5 Terra Director Recusal. The parties hereby acknowledge and agree that each Terra Director, in the exercise of his or her fiduciary duties as a member of the Company Board shall, among other things, recuse himself or herself from any board discussions or deliberations when required by applicable Delaware corporate law.

ARTICLE IV

EVENTS REQUIRING SPECIFIC BOARD OR STOCKHOLDER APPROVAL

4.1 Events Requiring Disinterested Board Approval. At any time when Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) at least thirty percent (30%) of the Total Current Voting Power of the Company then in effect, no party hereto (including any Affiliate of such party) shall effect, without first having obtained Disinterested Board Approval with respect to such event:

(a) any amendment to the Company’s bylaws or certificate of incorporation;

(b) any transaction that, in the reasonable judgment of the Disinterested Directors, involves an actual conflict of interest between any member of the Terra Group, on the one hand, and the Company or its Affiliates, on the other hand;

(c) the adoption of any “poison pill” share purchase rights plan or any amendment of, termination of (other than by its terms), renewal of or failure to renew the Rights Plan, or any implementation or amendment of, or redemption or exchange of, rights issued pursuant to the Rights Plan;

(d) except as otherwise provided in Section 2.1(a) hereof, commencing a tender offer or exchange offer by Terra or any member of the Terra Group to purchase or exchange for cash or other consideration any Voting Stock or Convertible Securities, or approving a merger of the Company or any Company Controlled Corporation with a member of the Terra Group;

(e) any voluntary dissolution or liquidation of the Company or a Company Controlled Corporation;

(f) any voluntary filing of a petition for bankruptcy or receivership by the Company or a Company Controlled Corporation, or the failure to oppose any other person’s petition for bankruptcy or any other person’s action to appoint a receiver of the Company or a Company Controlled Corporation;

(g) any delegation of all or a portion of the authority of the Company Board to any committee of the Company Board;

(h) any amendment, modification or waiver (including a termination other than in accordance with the various termination provisions contained herein) of any of the provisions of this Agreement or any of the Related Agreements;

(i) any modification of (including a failure to maintain current levels of coverage in any successor policy), or action with respect to, director’s and officer’s insurance coverage; or

(j) any reduction in the compensation of Disinterested Directors.

Notwithstanding anything in this Section 4.1 to the contrary, Disinterested Board Approval shall not be required for (i) a Terra Tender Offer or Terra Merger or a Transferee Tender Offer or Transferee Merger that complies with Sections 2.1 and 2.3, as applicable, or (ii) the renewal of the Rights Plan upon its expiration substantially in its then current form.

4.2 Event Requiring Supermajority Board Approval. At any time when Terra, together with the Terra Controlled Corporations, owns (or is deemed pursuant to Section 3.1(f) to own) at least thirty percent (30%) of the Total Current Voting Power of the Company then in effect, no party hereto (including any Affiliate of such party) shall effect, without first having obtained Supermajority Board Approval, approval or adoption of an Annual Operating Plan or budget of the Company that reduces or has the effect of reducing the planned L/Cs (as defined in the Credit Support Agreement) utilization in any given year by more than ten percent (10%) below the applicable “Maximum L/C Amount” set forth in Section 1(hh) of the Credit Support Agreement.

4.3 Events Requiring Terra Stockholder Approval. Until the first time that Terra, together with the Terra Controlled Corporations, owns (taking into account the provisions of Section 3.1(f)): (x) fifty percent (50%) or less of the Total Current Voting Power of the Company then in effect or (y) forty percent (40%) or less of the Total Current Voting Power of the Company then in effect when at least $100 Million of Guarantees are outstanding (the “Terra Stockholder Approval Period”), neither the Company (including any Company Controlled Corporation) nor the Company Board shall effect, without first having obtained Terra Stockholder Approval with respect to such event:

(a) any amendment to the Company’s bylaws;

(b) any amendment to the Company’s certificate of incorporation;

(c) any transaction pursuant to which the Company or any Company Controlled Corporation acquires or otherwise obtains the ownership or exclusive use of any business, property or assets of a Person or Persons that is not the Company or a Company Controlled Corporation (including by merger, amalgamation, consolidation, tender offer, asset or stock purchase), if as of the date of the consummation of such transaction the Asset Acquisition Value thereof exceeds the lower of (A) fifteen percent (15%) of the Company’s then-consolidated total assets as determined in accordance with GAAP or (B) fifteen percent (15%) of the market capitalization of the Company as determined on the basis of the Fair Market Value of the Company Common Stock immediately preceding such date of the consummation of such transaction;

(d) any transaction pursuant to which a Person or Persons that is not the Company or a Company Controlled Corporation obtains ownership or exclusive use of any business, property or assets of the Company or a Company Controlled Corporation (including any sale, lease, license, transfer or other disposition), if as of the date of the consummation of such transaction the Asset Disposition Value thereof exceeds the lower of (A) ten percent (10%) of the Company’s then consolidated total assets as determined in accordance with GAAP or (B) ten percent (10%) of the market capitalization of the Company determined on the basis of the Fair Market Value of the Company Common Stock immediately preceding the date of the consummation of such transaction;

(e) the adoption of any “poison pill” share purchase rights plan, other than the Rights Plan, and any implementation or amendment of, or redemption or exchange of, rights issued pursuant to the Rights Plan or any amendment of the Rights Plan, that in any case has the effect of excluding from the definition of “Acquiring Person” (or any similar term) therein any Person other than Terra, any Terra Controlled Corporation, any Terra Group member, and any Transferee, beneficially owning (as defined in the Rights Plan) ten percent (10%) or more of the Total Current Voting Power of the Company then in effect, provided that notwithstanding the foregoing, Terra Stockholder Approval shall not be required for the renewal of the Rights Plan upon its expiration, substantially in its then current form;

(f) the incurrence of additional Indebtedness in excess of the difference, if any, of 3.5 times the Company’s LTM EBITDA less the Company’s then Outstanding Gross Debt, provided that, no Terra Stockholder Approval shall be required hereunder in respect of the incurrence of any Excluded Debt Incurrence;

(g) any voluntary dissolution or liquidation of the Company or a Company Controlled Corporation; provided, however, that Terra Stockholder Approval shall not be required where any such dissolution or liquidation of a Company Controlled Corporation results in the automatic succession of the Company or any Company Controlled Corporation to the dissolved or liquidated assets of such Company Controlled Corporation; or

(h) any voluntary filing of a petition for bankruptcy or receivership by the Company or a Company Controlled Corporation, or the failure to oppose any other person’s petition for bankruptcy or any other person’s action to appoint a receiver of the Company or a Company Controlled Corporation within the time periods established therefor under applicable law.

4.4 Certain Amendments to the Rights Plan. Until the first time as the Terra Group Beneficially Owns less than fifteen percent (15%) of the Total Current Voting Power of the Company then in effect, neither the Company (including any Company Controlled Corporation) nor the Company Board shall effect, without first having obtained Terra Stockholder Approval with respect to such event, the adoption of any “poison pill” share purchase rights plan, other than the Rights Plan, and any implementation or amendment of, or redemption or exchange of, rights issued pursuant to the Rights Plan or any amendment of the Rights Plan, that has the effect of (a) including within the definition of “Acquiring Person” (or any similar term) therein Terra, any Terra Controlled Corporation, or any member of the Terra Group, unless such Persons shall have breached its obligations under Sections 2.1 and 2.3 of this Agreement, as applicable (in which case of breach, no Terra Stockholder Approval of any such action shall be required), or (b) adversely affecting the interests of Terra, any Terra Controlled Corporation, any Terra Group member, or any Transferee as a holder of “rights” under such a “poison pill” share purchase rights plan, in each case different from other holders of such “rights.”

4.5 Disinterested Director Action. If the Company Board amends the Rights Plan without Disinterested Director Approval at a time when Disinterested Director Approval is required for such amendment pursuant to Section 4.1(c), then the Disinterested Directors shall be empowered and entitled to take all action necessary to amend the Rights Plan to reverse such amendment and cure the breach of Section 4.1(c).

ARTICLE V

ADDITIONAL COVENANTS OF THE COMPANY AND TERRA

5.1 Amendment of Bylaws; Taking of Other Company Board Actions. Not later than the Offer Closing, the Company Board shall, effective at the Offer Closing, take all action necessary to (a) amend the Company’s bylaws substantially as set forth on Schedule B to permit Terra or any member of the Terra Group to call a special meeting of stockholders of the Company to consider and vote upon a proposal to effect a Terra Merger pursuant to Section 2.1(a) or a Transferee Merger pursuant to Section 2.3(a), as applicable; (b) adopt the resolutions set forth on Schedule C to exculpate Parent, Terra, any Terra Controlled Corporation and the Terra Directors with respect to corporate opportunities to the fullest extent permitted under applicable law; and (c) adopt the resolutions set forth on Schedule D determining to waive the implications of Section 203 of the DGCL to Parent, Terra, any Terra Controlled Corporation and any Transferee.

5.2 Rights Plan Matters.

(a) Not later than the Offer Closing, the Company Board shall, effective at and after the Offer Closing, amend the Company’s “poison pill” share purchase rights plan (as it may be amended or supplemented from time to time, the “Rights Plan”) in the manner set forth on

Schedule E1 to (i) exclude from the definition of “Acquiring Person” therein Terra, any Terra Controlled Corporation and any Terra Group member so long as such Persons have not breached their obligations under Sections 2.1 or 2.3 of this Agreement; (ii) exclude from the definition of “Acquiring Person” therein a Transferee who has not breached its obligations under Section 2.3 of this Agreement, so long as such Transferee does not thereafter acquire Voting Stock in excess of the amount of Voting Stock acquired from Terra pursuant to Section 2.3(a) and Section 2.3(b) or in any Transferee Tender Offer or Transferee Merger; and (iii) during the Terra Stockholder Approval Period, include in the definition of “Acquiring Person” any Person (other than as provided in the foregoing clauses (i) and (ii) of this Section 5.2(a)) beneficially owning (as defined in the Rights Plan) ten percent (10%) or more of the Total Current Voting Power of the Company then in effect.

(b) Not later than the effective time of the Recapitalization and contingent upon the consummation of the Recapitalization, the Company Board (acting through a committee composed of Disinterested Directors) shall amend and restate the Rights Plan in its entirety in the manner set forth on Schedule E2.

(c) Until the first time that the Terra Group beneficially owns less than fifteen percent (15%) of the Total Current Voting Power of the Company then in effect, the Company and the Company Board and Terra shall, and Terra shall cause each member of the Terra Group to, take all action necessary to renew the Rights Plan upon its expiration, substantially in its then current form.

5.3 Financial Information.

(a) The Company shall continue to appoint an accounting firm of international reputation to perform independent audit services for the Company. The Company shall, at the Company’s expense, prepare its financial reports in accordance with GAAP. The Company shall provide routine reports to Terra as reasonably requested by it in formats it may reasonably specify. Terra shall also request the Company to prepare and provide within six days of the end of each fiscal quarter financial statements prepared in accordance with International Financial Reporting Standards as applied by Terra, and any other documents reasonably required for consolidated accounting or to satisfy any mandatory disclosure requirement (collectively, the “Company Consolidation Package”). The contents and formats of those documents in the Company Consolidation Package shall be determined in each case through consultation between the Company and Terra; provided, however, that during the transition period prior to the end of the second fiscal quarter of 2012, the timing for delivery of such Company Consolidation Package shall be determined in good faith between the parties, taking into account the Company’s ongoing transition to shorter close processes, as well as the legally required financial reporting deadlines imposed on Terra for its consolidated financial statements. Terra shall also request the Company to prepare and provide within five days of the end of each month financial statements and any other documents reasonably required for consolidated accounting or to satisfy any mandatory disclosure requirement, and the contents and formats of those documents shall be determined in each case through consultation between the Company and Terra; provided, however, that during the transition period prior to the end of the second fiscal quarter of 2012, the timing for the delivery of such financial statements shall be determined in good faith between the parties, taking into account the Company’s ongoing transition to shorter close processes, as well as the legally required financial reporting deadlines imposed on Terra for its consolidated financial statements. The Company shall no longer be required to deliver a Company Consolidation Package after such time as Terra is no longer required pursuant to International Financial Reporting Standards to consolidate the financial results of the Company into its financial statements. Terra shall reimburse the Company for any reasonable out-of-pocket expenses incurred in connection with altering its information technology systems in order to comply with this Section 5.3(a). Except as set forth in the preceding sentence, the Company shall bear the expense of compliance with this Section 5.3(a).

(b) Subject to any restrictions imposed under applicable laws, at all times during the Terra Stockholder Approval Period, the Company shall afford Terra and its designees reasonable access during normal business hours, upon 72 hours notice, to any assets, properties (including projects), contracts, books, records and personnel of the Company and its Subsidiaries as Terra may reasonably request in connection with its status as a stockholder of the Company; provided, however, that the Company may restrict or otherwise prohibit access to (i) any portion of any documents or information to the extent that (x) any applicable law requires the Company or any of its Subsidiaries to restrict or otherwise prohibit access to such portion of any documents or information, or (y) access to such portion of such documents or information would result in the waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such portion of documents or information, or (ii) any contracts, agreements or other documents of the Company or any of its Subsidiaries would violate or cause a material default under, or give a third party the right terminate or accelerate the rights under, such contract, agreement or other document. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Terra in a way that would not violate the applicable law, contract, agreement, document or obligation or to waive such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 5.3(b) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company’s properties shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive testing. Notwithstanding the foregoing, the Company shall provide to Terra and its designees such information as is required in order for Terra to determine the Company’s ongoing compliance with Section 4.3(c), Section 4.3(d) and Section 4.3(f). Terra shall execute and deliver a reasonable and customary confidentiality agreement in connection with the delivery of any confidential information by the Company or its Subsidiaries in connection with the granting of the access contemplated by this Section 5.3(b).

5.4 Compliance with Securities Laws. Any Transfers effected pursuant to this Agreement shall be made in compliance with applicable securities laws and shall, upon reasonable request of the Company in connection with a private placement, be made conditional upon delivery of an opinion of counsel reasonably acceptable to the Company.

5.5 Breach by Members of Terra Group. If Parent, any Terra Controlled Corporation or any agent thereof takes an action that would constitute a breach of this Agreement by Terra if Terra had taken such action, Terra shall be deemed for purposes of this Agreement to have taken such action and to have so breached this Agreement. Terra hereby agrees to use its best efforts to prevent any member of the Terra Group from taking any action that would constitute a breach of this Agreement, and if any such action is taken to cause such breach and the consequence resulting therefrom to be cured as promptly as practicable.

ARTICLE VI

MISCELLANEOUS

6.1 Applicable Law; Jurisdiction; Etc.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties hereto irrevocably consents and submits itself and its properties and assets to the exclusive jurisdiction and venue in any state court within the State of Delaware (or, if a state court located within the State of Delaware declines to accept jurisdiction over a particular matter, any court of the United States located in the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which such Person might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Subject to Section 2.3(b) in connection with a Transfer by Terra or a Terra Controlled Corporation to a Terra Controlled Corporation, which shall be permitted in accordance with Section 2.3(b), this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

6.3 Entire Agreement; Amendment. This Agreement and the Related Agreements constitute the full and entire understanding and agreement between the parties with-regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, modified, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, including on behalf of the Company, without the Disinterested Director Approval.

6.4 Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) if sent by facsimile transmission before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed; (iv) if sent by facsimile transmission after 5:00 p.m. in the time zone of the receiving party and receipt is confirmed, on the following Business Day; and (v) if otherwise actually personally delivered by hand, when delivered, in each case to the intended recipient, at the following addresses or facsimile numbers (or at such other address or telecopy numbers for a party as shall be specified by similar notice):

(a)	If to Terra, to:

Total Gas & Power USA, SAS

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Attn: Arnaud Chaperon

cc: Stephen Douglas

Legal Director, Gas & Power

TOTAL S.A.

2 place Jean Millier, La Défense 6

92078 Paris La Défense Cedex

France

Telephone: +331 4744 6768

Facsimile: +331 4744 3807

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attn: David Segre

Attn: Richard Cameron Blake

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

(b)	If to the Company, to:

SunPower Corporation

77 Rio Robles

San Jose, CA 95134

Attn: Dennis Arriola

Attn: Bruce Ledesma

Facsimile: (510) 540-0552

With a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Attn: R. Todd Johnson

Attn: Steve Gillette

Telephone: (650) 739-3939

Facsimile: (650) 739-3900

and

Jones Day

3161 Michelson Drive, 8th Floor

Irvine, CA 92612

Attn: Jonn R. Beeson

Telephone: (949) 851-3939

Facsimile: (949) 553-7539

6.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party under this Agreement, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

6.6 Expenses. Except as otherwise specifically provided, the Company and Terra shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

6.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed among the parties hereto that, in addition to any other remedy to which they are entitled at law or in equity, in the event of any breach or threatened breach by the Company, on the one hand, or Terra, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Terra, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Terra, on the other hand hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. The parties hereto further agree that (x) by seeking the remedies provided for in this Section 6.7, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages), and (y) nothing set forth in this Section 6.7 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 6.7, nor shall the commencement of any legal proceeding pursuant to this Section 6.7 or anything set forth in this Section 6.7 restrict or limit any party’s right to pursue any other remedies for damages resulting from a breach of this Agreement.

6.8 Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor Terra shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

6.9 Counterparts. This Agreement may be executed in one or more counterparts (including by fax and .pdf), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

6.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

6.11 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

6.12 Attorneys’ Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

6.13 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) As used in this Agreement, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.”

(d) As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.

(e) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(f) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(g) No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence.

6.14 Term and Termination. (a) The terms of this Agreement shall commence and become effective immediately prior to the Offer Closing, and prior to such time this Agreement shall be of no force or effect. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (i) the Tender Offer Agreement being terminated in accordance with its terms, (ii) Terra, together with the Terra Controlled Corporations, owning (or being deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, taking into account the provisions of Section 3.1(f), or (iii) Terra, together with the Terra Controlled Corporations, owning one hundred percent (100%) of the Total Current Voting Power of the Company then in effect.

[Execution page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY” SUNPOWER CORPORATION

By	/s/ Thomas H. Werner
	Name:	Thomas H. Werner
	Title:	Chief Executive Officer

“TERRA”

TOTAL GAS & POWER USA, SAS

By	/s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: President

[Signature Page to Affiliation Agreement]

SCHEDULE A

DESIGNATED INDEPENDENT DIRECTORS

W. Steve Albrecht

Betsy S. Atkins

Uwe-Ernst Bufe

Thomas R. McDaniel

Pat Wood III

SCHEDULE B

BY-LAWS

OF

SUNPOWER CORPORATION

(a Delaware corporation)

As Amended and Restated on [                 , 2011]

ARTICLE I Offices		3
1.1	Principal Office	3
1.2	Additional Offices	3
ARTICLE II Meeting of Stockholders		3
2.1	Place of Meeting	3
2.2	Annual Meeting	3
2.3	Special Meetings	4
2.4	Notice of Meetings	4
2.5	Business Matter of an Annual Meeting	4
2.6	Business Matter of a Special Meeting	6
2.7	Nomination of Directors	6
2.8	List of Stockholders	8
2.9	Organization and Conduct of Business	8
2.10	Quorum and Adjournments	8
2.11	Voting Rights	8
2.12	Majority Vote	9
2.13	Record Date for Stockholder Notice and Voting	9
2.14	Proxies	9
2.15	Inspectors of Election	9
2.16	No Action Without Meeting by Written Consent	10
ARTICLE III Directors		10
3.1	Number; Qualifications; Election	10
3.2	Resignation and Vacancies	11
3.3	Removal of Directors	11
3.4	Powers	11
3.5	Place of Meetings	12
3.6	Annual Meetings	12
3.7	Regular Meetings	12
3.8	Special Meetings	12
3.9	Quorum and Adjournments	12
3.10	Action Without Meeting	12
3.11	Telephone Meetings	13
3.12	Waiver of Notice	13
3.13	Fees and Compensation of Directors	13
ARTICLE IV Committees of Directors		13
4.1	Selection	13
4.2	Power	13
4.3	Committee Minutes	14
ARTICLE V Officers		14
5.1	Officers Designated	14
5.2	Appointment of Officers	14
5.3	Subordinate Officers	14

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-i-

5.4	Removal and Resignation of Officers	14
5.5	Vacancies in Offices	15
5.6	Compensation	15
5.7	The Chairman of the Board	15
5.8	The Chief Executive Officer	15
5.9	The President	15
5.10	The Vice President	15
5.11	The Secretary	16
5.12	The Assistant Secretary	16
5.13	The Chief Financial Officer	16
5.14	The Chief Technical Officer	16
5.15	Representation of Shares of Other Corporations	17
ARTICLE VI Indemnification of Directors, Officers, Employees and Other Agents		17
6.1	Indemnification of Directors And Officers	17
6.2	Indemnification of Others	17
6.3	Payment Of Expenses In Advance	17
6.4	Indemnity Not Exclusive	18
6.5	Insurance	18
6.6	Conflicts	18
6.7	Amendment	18
ARTICLE VII Stock Certificates		19
7.1	Certificates for Shares	19
7.2	Signatures on Certificates	19
7.3	Transfer of Stock	19
7.4	Registered Stockholders	19
7.5	Lost, Stolen or Destroyed Certificates	19
ARTICLE VIII Notices		20
8.1	Notice	20
8.2	Waiver	20
ARTICLE IX General Provisions		20
9.1	Dividends	20
9.2	Dividend Reserve	20
9.3	Checks	20
9.4	Corporate Seal	21
9.5	Execution of Corporate Contracts and Instruments	21
9.6	Books and Records	21
ARTICLE X Amendments		21

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BY-LAWS

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BY-LAWS

OF

SUNPOWER CORPORATION

(a Delaware corporation)

ARTICLE I

OFFICES

1.1 Principal Office. The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.

1.2 Additional Offices. The Board may at any time establish branch or subordinate offices at any place or places.

ARTICLE II

MEETING OF STOCKHOLDERS

2.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without Delaware, as determined by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect directors and transact such other business as may properly be brought before the meetings pursuant to Sections 2.5 and 2.6.

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2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”), at the request of the Board, the Chairman of the Board, or the Chief Executive Officer. The Secretary shall call a special meeting of stockholders promptly following receipt by the Chief Executive Officer or the Chief Financial Officer of written notice from any member of the Terra Group (as such term is defined in the Affiliation Agreement by and between the Corporation and Total Gas & Power USA, SAS (“Terra”), dated April 28, 2011 (the “Affiliation Agreement”)) solely for the purpose of considering and voting on a proposal to effect (i) a Terra Merger (as defined in the Affiliation Agreement), to be effected pursuant to and in accordance with the terms of Section 2.1(a) of the Affiliation Agreement, together with any stockholder approval as is required by law in connection with such Terra Merger, or (ii) a Transferee Merger (as such term is defined in the Affiliation Agreement) to be effected pursuant to and in accordance with Section 2.3(a) of the Affiliation Agreement, together with any stockholder approval as is required by law in connection with such Transferee Merger. Other than as set forth in this Section 2.3, the ability of stockholders to call a special meeting is specifically denied.

2.4 Notice of Meetings. Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5 Business Matter of an Annual Meeting. Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 2.7) may be transacted at an annual meeting of stockholders as is (a) specified in the notice (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.5.

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In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business and (vii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any information required pursuant to this paragraph shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5 (including the provision of the information required pursuant to the immediately preceding paragraph); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in

SUNPOWER CORPORATION

BY-LAWS

accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of Sections 2.5 and 2.7 hereof:

“public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

2.6 Business Matter of a Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.7 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) directly by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.7.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined in Section 2.5) of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public

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BY-LAWS

disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 2.5) (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (vii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (viii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any information required pursuant to this paragraph shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.7 (including the provision of the information required pursuant to the immediately preceding paragraph). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SUNPOWER CORPORATION

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2.8 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.9 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.10 Quorum and Adjournments. Except where otherwise provided by law or in the Restated Certificate of Incorporation or these By-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

2.11 Voting Rights. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

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2.12 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Restated Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.13 Record Date for Stockholder Notice and Voting.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

2.14 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.15 Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting

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or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy or to act in place of such inspector.

2.16 No Action Without Meeting by Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE III

DIRECTORS

3.1 Number; Qualifications; Election. The Board shall consist of the number of directors as shall be determined from time to time by resolution adopted by the affirmative vote of the majority of the entire Board at any regular or special meeting.

The Board shall be divided into three classes, designated Class I, Class II and Class III, with each class to serve for a term of three (3) years and to be as nearly equal in number as possible. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as determined by the decision of the affirmative vote of a majority of the entire Board, subject to the requirement that the classes be as nearly equal in number as possible.

The initial term of office of directors of Class I shall expire at the next annual meeting of stockholders to be held in 2009, the initial term of office of directors of Class II shall expire at the annual meeting of stockholders to be held in 2010 and the initial term of office of directors of Class III shall expire at the annual meeting of stockholders to be held in 2011, and in all cases as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of the Restated Certificate of Incorporation, at each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Directors need not be stockholders. All elections of directors shall be by written ballot, unless otherwise provided in the Restated Certificate of Incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic

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transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

3.2 Resignation and Vacancies. A vacancy or vacancies in the Board, however occurring, shall be filled in the manner specified in the Restated Certificate of Incorporation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, the Corporation’s Restated Certificate of Incorporation or these By-laws, may exercise the powers of the full Board until the vacancy is filled.

3.3 Removal of Directors. Any director or the entire Board may be removed from office by stockholders in the manner specified in the Restated Certificate of Incorporation.

3.4 Powers. Subject to the provisions of the Delaware General Corporation Law and the Corporation’s Restated Certificate of Incorporation, the business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Without prejudice to these general powers, the directors shall have the power to:

(a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Restated Certificate of Incorporation, and with these By-laws and fix their compensation;

(b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;

(c) Change the principal executive office or the principal business office in the State of California, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;

(d) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(e) Authorize the issuance of shares of stock of the Corporation on any lawful terms;

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(f) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;

(g) Declare dividends from time to time in accordance with law;

(h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(i) Adopt from time to time policies not inconsistent with these By-laws for the management of the Corporation’s business and affairs.

3.5 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.6 Annual Meetings. The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, for an election of officers, and for the transaction of other business.

3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.

3.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or any two members of the Board, upon one (1) day’s notice to each director.

3.9 Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Restated Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

3.10 Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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3.11 Telephone Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13 Fees and Compensation of Directors. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, that, no person who concurrently serves as a member of the Board and also serves as an officer of the Corporation or as an officer of any “Parent” (as defined in Article III, Section D.8.(c) of the Corporation’s Restated Certificate of Incorporation) of the Corporation shall receive additional compensation from the Corporation, other than the reimbursement of expenses, for service on the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES OF DIRECTORS

4.1 Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2 Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to

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be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-laws of the Corporation; and, unless the resolution or the Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

4.3 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE V

OFFICERS

5.1 Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board may also choose a Chairman of the Board, Chief Operating Officer, one or more Vice Presidents and one or more assistant Secretaries. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these By-laws otherwise provide.

5.2 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers. The Board or any duly authorized committee may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board or duly authorized committee may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any

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regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular appointment to that office.

5.6 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7 The Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board.

5.8 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.9 The President. The President shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chairman of the Board, the Chief Executive Officer or these By-laws.

5.10 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have

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the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the President, the Chairman of the Board or these By-laws.

5.11 The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

5.12 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.13 The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

5.14 The Chief Technical Officer. The Chief Technical Officer shall be the senior technical officer of the Corporation. He or she shall be responsible for the creation and maintenance of appropriate records as to the design, technical specifications, and performance criteria of the Corporation’s products. As directed by the Board and the Chief Executive Officer,

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the Chief Technical Officer shall be responsible for research, technical development and manufacturing of existing and future products of the Corporation.

5.15 Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board or the Chief Executive Officer, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

6.1 Indemnification of Directors And Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who, while serving as a director of officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 Payment Of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for

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which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.4 Indemnity Not Exclusive. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Restated Certificate of Incorporation.

6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6 Conflicts. No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Restated Certificate of Incorporation, these By-laws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.7 Amendment. The duties of the Corporation to indemnify and to advance expenses to any Person as provided in the Restated Certificate of Incorporation or these By-laws shall be in the nature of a contract between the Corporation and each such Person, and neither any amendment nor repeal of the Restated Certificate of Incorporation or these By-laws, nor the adoption of any provision of these By-laws inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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ARTICLE VII

STOCK CERTIFICATES

7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a

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condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VIII

NOTICES

8.1 Notice. Whenever, under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or electronic transmission.

8.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.

9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

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9.4 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

9.5 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

9.6 Books and Records. The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these By-laws as amended to date, which By-laws shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in such state, then the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these By-laws as amended to date.

ARTICLE X

AMENDMENTS

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the By-laws of the Corporation, the Board is expressly authorized to adopt, amend or repeal the By-laws of the Corporation by vote of at least a majority of the members of the Board; provided, however, that prior to the termination of the Affiliation Agreement, so long as [Terra], together with the Terra Controlled Corporations (as defined in the Affiliation Agreement) collectively owns (or is deemed pursuant to Section 3.1(f) of the Affiliation Agreement to own) at least thirty percent (30%) of the Total Current Voting Power (as defined in the Affiliation Agreement) of the Corporation, the By-laws may not be amended without first having obtained Disinterested Board Approval (as defined in the Affiliation Agreement); provided, further, that prior to the termination of the Affiliation Agreement and during the Terra Stockholder Approval Period (as defined in the Affiliation Agreement), the By-laws may not be amended without first having obtained Terra Stockholder Approval (as defined in the Affiliation Agreement).

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SCHEDULE C

CORPORATE OPPORTUNITIES

NOW, THEREFORE, BE IT RESOLVED, except as may be otherwise provided in a written agreement between the Company and Total, Purchaser or any Terra Controlled Corporation, upon the effectiveness of the Affiliation Agreement and the election or appointment of Terra Directors (as such term is defined in the Affiliation Agreement) to the Board (i) the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, and shall not be deemed to have an interest or expectancy in any business opportunity, transaction, or other matter in which Total, Purchaser any Terra Controlled Corporation, or any of their respective officers, directors, employees or agents engages or seeks to engage and (ii) neither Total, Purchaser nor any Terra Controlled Corporation nor any officer, director, employee or agent thereof shall be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Company or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Company or its stockholders by reason of Total, Purchaser or any Terra Controlled Subsidiary, or any officer, director, employee or agent thereof exercising its right to engage in any business opportunity, transaction or other matter, or to pursue (or fail to offer or communicate to the Company) any business opportunity, transaction or other matter, in either case of the foregoing (i) or (ii), except for business opportunities, transactions or other matters that are specifically offered to one or more Terra Directors solely in his, her or their capacity as directors of the Company.

SCHEDULE D

DELAWARE GENERAL CORPORATION LAW 203 WAIVER

NOW, THEREFORE, BE IT RESOLVED, that the Board has determined and intends that the transactions contemplated by the Tender Offer Agreement and the other Transaction Documents, including the acquisition of Class A Common Stock and Class B Common Stock by Purchaser pursuant to the Tender Offer Agreement, and the transactions contemplated by the Affiliation Agreement, including the acquisition of Class A Common Stock, Class B Common Stock or any Voting Securities (as such term is defined in the Affiliation Agreement) or Convertible Securities (as such term is defined in the Affiliation Agreement) by, Total, Purchaser or any Terra Controlled Corporation (as such term is defined in the Affiliation Agreement) or any Transferee (as such term is defined in the Affiliation Agreement), is hereby authorized and approved by the Board, and that this authorization and approval is intended to satisfy the requirements of Section 203(a)(1) of the Delaware General Corporation Law (the “DGCL”) and, as a result, renders the provisions of Section 203 of the DGCL inapplicable to any of the transactions contemplated by the Tender Offer Agreement, the Affiliation Agreement and any other Transaction Document, including any subsequent transfer of shares of Class A Common Stock, Class B Common Stock or any Voting Securities to any Transferee in accordance with the terms and conditions of the Affiliation Agreement.

SCHEDULE E1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

Amendment No. 2, dated as of             , 2011 (this “Amendment”), to the Rights Agreement, dated as of August 12, 2008, as amended on April             , 2011 (the “Rights Agreement”), by and between SunPower Corporation (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.

RECITALS

WHEREAS, the Company and Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France, have entered into a Tender Offer Agreement, dated as of April 28, 2011 (as it may be amended or supplemented from time to time, the “Tender Offer Agreement”), and an Affiliation Agreement, dated as of April 28, 2011 (as it may be amended or supplemented from time to time, the “Affiliation Agreement”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment;

WHEREAS, no Distribution Date has occurred and no Person is an Acquiring Person;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time at which the Rights cease to be redeemable pursuant to Section 23 of the Rights Agreement, and subject to the penultimate sentence of Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or Common Shares; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and hereby directs the Rights Agent to execute this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby amend the Rights Agreement as follows:

1. Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(a) “Acquiring Person” means any Person (other than the Company, any Related Person or any Restricted Person) who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of (i) during the Terra Stockholder Approval Period (as defined in the Affiliation Agreement), 10% or more of the Total Current Voting Power of the Company then in effect or (ii) other than during the Terra Stockholder Approval Period, (A) 20% or more of the then-outstanding

Common Shares or (B) 20% or more of the then-outstanding Class B Common Shares; provided, however, in each case that a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares or Class B Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of additional Common Shares or Class B Common Shares representing 1% or more of the then-outstanding Common Shares or Class B Common Shares, as the case may be, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares or Class B Common Shares, as the case may be, are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares or Class B Common Shares representing 1% or more of the then-outstanding Common Shares or Class B Common Shares, as the case may be, thereafter becomes an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person divests as promptly as practicable or agrees in writing with the Company to divest, a sufficient number of Common Shares or Class B Common Shares, as the case may be, so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.”

2. Section 1 of the Rights Agreement is hereby amended by adding the following new Sections 1(nn), 1(oo) and 1(pp) immediately following Section 1(mm):

“(nn) “Affiliation Agreement” means the Affiliation Agreement, dated as of April     , 2011, as it may be amended or supplemented from time to time, by and between Terra and the Company.

(oo) “Restricted Person” means, during the Standstill Period (as defined in the Affiliation Agreement), (i) Terra, any Terra Controlled Corporation (as defined in the Affiliation Agreement) and any member of the Terra Group (as defined in the Affiliation Agreement), in each case only for so long as none of Terra, any Terra Controlled Corporation or any member of the Terra Group has breached any of its obligations set forth in Section 2.1 or Section 2.3 of the Affiliation Agreement (subject to any applicable cure period under Section 2.1(a)(y) of the Affiliation Agreement), or (ii) a Transferee (as defined in the Affiliation Agreement) who has acquired Common Shares from any member of the Terra Group in compliance with Sections 2.3(a) and 2.3(b) of the Affiliation Agreement, but only for so long as (A) such Transferee has not breached any of its obligations set forth in Section 2.3 of the Affiliation Agreement, (B) such Transferee or any Affiliate or Associate of such Transferee does not thereafter become the Beneficial Owner of any Common Shares in excess of the number of Common Shares Beneficially Owned prior to such acquisition from Terra plus such Common Shares that are acquired (1) from Terra pursuant to Sections 2.3(a) and 2.3(b) of the Affiliation Agreement or (2) in any Transferee Tender Offer or Transferee Merger (each as defined in the Affiliation Agreement), in each case other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of

Common Shares are treated equally, and (C) no other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Transferee.

(pp) “Total Current Voting Power” means the total number of votes which may be cast in the election of members of the Board of Directors of the Company if all securities entitled to vote in the election of such directors are present and voted.”

3. Exhibits C and D to the Rights Agreement are deemed to be amended in a manner consistent with this Amendment.

4. This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

5. The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, and will remain in full force and effect.

6. This Amendment may be executed in any number of counterparts (including by fax and .pdf) and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

7. This Amendment will be effective as of, and immediately prior to, the Offer Closing (as defined in the Tender Offer Agreement), and all references to the Rights Agreement will, from and after such time, be deemed to be references to the Rights Agreement as amended hereby. A signature to this Amendment transmitted electronically will have the same authority, effect and enforceability as an original signature.

8. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies to the Rights Agent in his or her capacity as an officer on behalf of the Company that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement. The Company will notify the Rights Agent promptly after this Amendment becomes effective to confirm such effectiveness.

9. By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the effective time stated above.

SUNPOWER CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Rights Agreement]

SCHEDULE E2

AMENDED AND RESTATED RIGHTS AGREEMENT

DATED AS OF [—], 2011

BY AND BETWEEN

SUNPOWER CORPORATION

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

AS RIGHTS AGENT

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(continued)

		Page

29.	Benefits of This Agreement	35

30.	Governing Law	35

31.	Severability	35

32.	Descriptive Headings, Etc	35

33.	Determinations and Actions by the Board	36

34.	Prior Agreement	36

35.	Counterparts	36

-ii-

AMENDED AND RESTATED RIGHTS AGREEMENT

This Amended and Restated Rights Agreement, dated as of [—], 2011 (this “Agreement”), is made and entered into by and between SunPower Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent.

RECITALS

A. The Company and the Rights Agent are parties to a Rights Agreement, dated as of August 12, 2008, as amended on April 28, 2011 and [—], 2011 (the “Original Rights Agreement”).

B. On August 12, 2008, the Board of Directors of the Company authorized a Rights Committee of the Board of Directors of the Company to declare a dividend distribution of one Class A right (a “Class A Right”) for each share of Class A common stock, par value $0.001 per share, of the Company (a “Class A Common Share”) and one Class B right (a “Class B Right,” and together with the Class A Rights, the “Original Rights”) for each share of Class B common stock, par value $0.001 per share, of the Company (a “Class B Common Share”) outstanding as of the Close of Business (as hereinafter defined) on September 29, 2008 (the “Record Date”), each Original Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Class A Right (subject to adjustment as provided herein) with respect to each Class A Common Share and one Class B Right with respect to each Class B Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 22.

C. On [—], 2011, the stockholders of the Company approved a[n] [Amended and] Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”), that, among other things, reclassified each outstanding Class A Common Share and each outstanding Class B Common Share on a share-for-share basis into a single class of Common Shares (as hereinafter defined) (such reclassification, the “Reclassification”).

D. In connection with the Reclassification, the Board of Directors of the Company determined that it is necessary, desirable and in the best interests of the stockholders of the Company to amend and restate the Original Rights Agreement as set forth herein and in connection therewith to amend and restate the Original Rights.

E. As of the date of this Agreement, no Distribution Date has occurred and no Person is an Acquiring Person.

F. Pursuant to Section 27 of the Original Agreement, prior to the time at which the Rights cease to be redeemable pursuant to Section 23 of the Original Agreement, and subject to the penultimate sentence of Section 27 of the Original Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Original Agreement in any respect without the approval of any holders of Rights or Common Shares.

G. Pursuant to the terms of the Original Agreement and in accordance with Section 27 thereof, the Company has directed that the Original Agreement be amended as set forth in this Agreement, and hereby directs the Rights Agent to execute this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” means any Person (other than the Company, any Related Person or any Restricted Person) who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of (i) during the Terra Stockholder Approval Period (as defined in the Affiliation Agreement), 10% or more of the Total Current Voting Power of the Company then in effect or (ii) other than during the Terra Stockholder Approval Period, 20% or more of the then-outstanding Common Shares; provided, however, in each case that a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of additional Common Shares representing 1% or more of the then-outstanding Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares representing 1% or more of the then-outstanding Common Shares thereafter becomes an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person has divested, divests as promptly as practicable or agrees in writing with the Company to divest, a sufficient number of Common Shares so that such Person is not or would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

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(c) “Affiliation Agreement” means the Affiliation Agreement, dated as of April 28, 2011, as it may be amended or supplemented from time to time, by and between Terra and the Company.

(d) “Agreement” has the meaning set forth in the Preamble to this Agreement.

(e) A Person will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii) the beneficial ownership of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(iii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(iv) of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company; provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(c) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the

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date of such acquisition, or such later date as the Directors of the Company may determine in any specific case.

(f) “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(g) “Class A Common Share” has the meaning set forth in the Recitals to this Agreement.

(h) “Class A Right” has the meaning set forth in the Recitals to this Agreement.

(i) “Class B Common Share” has the meaning set forth in the Recitals to this Agreement.

(j) “Class B Right” has the meaning set forth in the Recitals to this Agreement.

(k) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(l) “Common Shares” when used with reference to the Company means the shares of [common stock, par value $0.001 per share], of the Company; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company. “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

(m) “Company” has the meaning set forth in the Preamble to this Agreement.

(n) “current market price” has the meaning set forth in Section 11(d)(ii).

(o) “Distribution Date” means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date (or, if the tenth calendar day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the commencement of a tender or exchange offer by any Person (other than the Company or any Related Person), if upon the consummation thereof such Person would be or become an Acquiring Person.

(p) “equivalent common shares” has the meaning set forth in Section 11(a)(iii).

(q) “equivalent preferred shares” has the meaning set forth in Section 11(a)(iii).

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(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Ratio” has the meaning set forth in Section 24(a).

(t) “Exercise Value” has the meaning set forth in Section 11(a)(iii).

(u) “Expiration Date” means the earliest of (i) the Close of Business on the tenth anniversary of the Record Date, (ii) the time at which the Rights are redeemed as provided in Section 23, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.

(v) “Flip-in Event” means any event described in clauses (A), (B) or (C) of Section 11(a)(ii).

(w) “Flip-over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).

(x) “Issuer” has the meaning set forth in Section 13(b).

(y) “Nasdaq” means The Nasdaq Stock Market.

(z) “Original Rights” has the meaning set forth in the Recitals to this Agreement.

(aa) “Original Rights Agreement” has the meaning set forth in the Recitals to this Agreement.

(bb) “Person” means any individual, firm, corporation, limited liability company or other legal entity, and includes any successor (by merger or otherwise) of such entity.

(cc) “Preferred Shares” means shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having substantially the rights and preferences set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock, as amended, attached as Exhibit A.

(dd) “Purchase Price” means initially $450.00 per one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in this Agreement.

(ee) “Reclassification” has the meaning set forth in the Recitals to this Agreement.

(ff) “Record Date” has the meaning set forth in the Recitals to this Agreement.

(gg) “Redemption Price” means $0.001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

(hh) “Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.

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(ii) “Restated Certificate of Incorporation” has the meaning set forth in the Recitals to this Agreement.

(jj) “Restricted Person” means, during the Standstill Period (as defined in the Affiliation Agreement), (i) Terra, any Terra Controlled Corporation (as defined in the Affiliation Agreement) and any member of the Terra Group (as defined in the Affiliation Agreement), in each case only for so long as none of Terra, any Terra Controlled Corporation or any member of the Terra Group has breached any of its obligations set forth in Section 2.1 or Section 2.3 of the Affiliation Agreement (subject to any applicable cure period under Section 2.1(a)(y) of the Affiliation Agreement), or (ii) a Transferee (as defined in the Affiliation Agreement) who has acquired Common Shares from any member of the Terra Group in compliance with Sections 2.3(a) and 2.3(b) of the Affiliation Agreement, but only for so long as (A) such Transferee has not breached any of its obligations set forth in Section 2.3 of the Affiliation Agreement, (B) such Transferee or any Affiliate or Associate of such Transferee does not thereafter become the Beneficial Owner of any Common Shares in excess of the number of Common Shares Beneficially Owned prior to such acquisition from Terra plus such Common Shares that are acquired (1) from Terra pursuant to Sections 2.3(a) and 2.3(b) of the Affiliation Agreement or (2) in any Transferee Tender Offer or Transferee Merger (each as defined in the Affiliation Agreement), in each case other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, and (C) no other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Transferee.

(kk) “Right” means the Original Rights as amended and restated by this Agreement.

(ll) “Right Certificates” means the certificates evidencing the Rights, in substantially the form attached as Exhibit B.

(mm) “Rights Agent” means Computershare Trust Company, N.A., unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Share Acquisition Date” means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

(pp) “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

(qq) “Terra” means Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France.

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(rr) “Total Current Voting Power” means the total number of votes which may be cast in the election of members of the Board of Directors of the Company if all securities entitled to vote in the election of such directors are present and voted.

(ss) “Trading Day” means any day on which the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quotation system, a Business Day.

(tt) “Triggering Event” means any Flip-in Event or Flip-over Event.

(uu) “Trust” has the meaning set forth in Section 24(a).

(vv) “Trust Agreement” has the meaning set forth in Section 24(a).

2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the applicable requirements governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable upon 10 days’ prior notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such Co-Rights Agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

3. Issue of Right Certificates. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof, which certificates representing Common Shares will also be deemed to be Right Certificates (or, if the Common Shares are uncertificated, by the registration of the associated Common Shares on the stock transfer books of the Company), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares. Commencing as promptly as practicable after the Record Date, the Company will make available a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as Exhibit C to any holder of Rights who may request it from time to time prior to the Expiration Date.

(b) Rights will be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be

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required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between SunPower Corporation and Computershare Trust Company, N.A., dated as of [—], 2011 (as it may be amended or supplemented from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SunPower Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. SunPower Corporation will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

(c) Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.

(d) As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing

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one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(e) In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.

4. Form of Right Certificates. The Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, on their face will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

5. Countersignature and Registration. (a) The Right Certificates will be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature, and will not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any quotation system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

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6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Right Certificates must make such request in a writing delivered to the Rights Agent and must surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the exercise price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).

(b) Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of one one-hundredths of a Preferred Share to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent therefor a notice setting forth such number of

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shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or, if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or notices or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent common shares (or, in the case of uncertificated shares, a notice of the number of equivalent common shares for which registration will be made on the stock transfer books of the Company) to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates or notices, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).

(c) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for

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cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Right Certificates to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

9. Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:

(a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange or quoted on a quotation system, it will endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange or quoted on such system, upon official notice of issuance upon such exercise.

(c) It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights, at the time of delivery of the certificates for (or registration of) such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d) It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights (or, if such securities are uncertificated, the registration of such securities on the stock transfer books of the Company); provided, however, that the Company will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing (or the registration of) securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates, depositary receipts or notices representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(e) It will use its best efforts (i) to file on appropriate forms, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, registration statements under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statements to become effective as soon as practicable after such filing, and (iii) to cause such registration statements to remain effective (with prospectuses

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at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statements and to permit them to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that registration statements should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as registration statements have been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

(f) Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date the Company will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24, it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

10. Record Date. Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued (or in which such securities are registered upon the stock transfer books of the Company) upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate (or registration) will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price and all applicable transfer taxes was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate (or registration) will be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends

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or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11. Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event that the Company at any time after the Record Date (A)declares a dividend on the Preferred Shares payable in Preferred Shares, (B)subdivides the outstanding Preferred Shares, (C)combines the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D)issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.

(ii) Subject to the provisions of Section 24, if:

(A) any Person becomes an Acquiring Person; or

(B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital

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stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm’s-length transaction with an unaffiliated third party, (5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company’s (or its Subsidiaries’) past practices, or (6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

(C) during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner;

then, and in each such case, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other

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Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will be canceled. Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii).

(iii) Upon the occurrence of a Flip-in Event, if there are not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (for purposes of this Section 11(a)(iii), “equivalent common shares”). In the event that equivalent common shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares to the extent any are available, and (B) a number of equivalent common shares, which the Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of all the Common Shares issuable in accordance with

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Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b) In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), “equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is

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in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “current per share market price” of Common Shares on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the Company of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or ( B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated quotation system with respect to securities listed or admitted to trading on The Nasdaq Stock Market or, if the Common Shares are not listed or admitted to trading on The Nasdaq Stock Market, as reported in the principal

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consolidated quotation system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, “current per share market price” will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares will be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the “current per share market price” of the Preferred Shares will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current per share market price” of the Preferred Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one hundred.

(e) Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this

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Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates

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theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or such other securities, as the case may be, at such adjusted Purchase Price.

(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such stockholders.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

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12. Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that:

(i) at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or

(ii) at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

(iii) at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;

then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of such Flip-over Event (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including, without limitation, the reservation of a sufficient number of its

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Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

(b) For purposes of this Section 13, “Issuer” means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.

(c) The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights. In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such

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consummation the Company and the Issuer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:

(A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(B) take all such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights; and

(C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, except for Rights that have become void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

14. Fractional Rights and Fractional Securities. (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal quotation system with respect to securities listed or admitted to trading on the Nasdaq Global Select Market or, if the Rights are not listed or admitted to trading on the Nasdaq Global Select Market, as reported in the principal quotation system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available

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bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

(b) The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares or to register fractional Preferred Shares on the stock transfer books of the Company (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the Preferred Shares (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i)) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

(c) Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities or to register any such fractional securities on the stock transfer books of the Company. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined

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in good faith by the Board of Directors of the Company, whose determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.

15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

(b) After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully completed and executed;

(c) The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

(d) Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any

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statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

18. Concerning the Rights Agent. (a) The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

(b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate or other notice evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.

19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of

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the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

(c) Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its

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countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Right Certificate; nor will it be responsible for any adjustment required under the provisions of Sections 11 or 13 (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

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(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation or other legal entity organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

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22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

23. Redemption. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) Share Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).

(b) Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the

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Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors of the Company) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the later of the Share Acquisition Date and the Distribution Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall approve (the “Trust Agreement”). If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Notwithstanding the foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Common Shares.

(b) Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange

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will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) equivalent common shares (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)), on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

25. Notice of Certain Events. (a) If, after the Distribution Date, the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever is the earlier.

(b) In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.

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(c) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of any Rights or of any Common Shares for purposes of this Agreement.

26. Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if sent by first class mail or overnight delivery service, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

SunPower Corporation

3939 North First Street

San Jose, California 95134

Attention: General Counsel

(b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail or overnight delivery service, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

(c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any Common Shares) will be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27. Supplements and Amendments. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this

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Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of Directors of the Company may determine to be appropriate. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment; provided, however, that the Rights Agent may refuse to execute any amendment that adversely affects its rights, duties or obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $0.001 per Right. Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors of the Company to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors of the Company to take any other action that is consistent with its fiduciary duties under Delaware law, including, without limitation, accelerating or extending the Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors of the Company determines in its sole discretion to be appropriate.

28. Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

29. Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

30. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

32. Descriptive Headings, Etc. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or

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construction of any of the provisions hereof. Unless otherwise expressly provided, references herein to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of or to this Agreement.

33. Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement (including, without limitation, Section 27, this Section 33 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including, without limitation, the Rights Agent and the holders of the Rights.

34. Prior Agreement. This Agreement amends and restates the Original Agreement, which shall, without further action, be superseded as of the time this Agreement becomes effective.

35. Counterparts. This Agreement may be executed in any number of counterparts (including by fax and .pdf) and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. A signature to this Agreement transmitted electronically will have the same authority, effect and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the effective time stated above.

SUNPOWER CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

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EXHIBIT A

[Note: This is the original Certificate of Designation, which will need to be amended when the Rights Agreement is amended and restated.]

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING

PREFERRED STOCK

of

SUNPOWER CORPORATION

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

SunPower Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

That, pursuant to authority vested in the Board of Directors of the Company by its Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board of Directors” or the “Board”) by the Restated Certificate of Incorporation of the Company, a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

I. Designation and Amount

The shares of such series will be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred”) and the number of shares constituting the Series A Preferred is [2,175,000]. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred.

II. Dividends and Distributions

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and the holders of Common Stock, par value $0.001 per share (the “Common Stock,” and together with the Class A Common Stock, the “Common Stock”) of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Company will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

III. Voting Rights

The holders of shares of Series A Preferred will have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth in the Restated Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

IV. Certain Restrictions

(a) Whenever dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

(i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

(ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

(iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

V. Reacquired Shares

Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI. Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VII. Consolidation, Merger, Etc.

In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII. Redemption

The shares of Series A Preferred are not redeemable.

IX. Rank

The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, pari passu with the Series B Junior Participating Preferred Stock and junior to all other series of the Company’s Preferred Stock.

X. Amendment

Notwithstanding anything contained in the Restated Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Restated Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its [    ] and attested by its [    ] this      day of              20    .

SUNPOWER CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT), SUBJECT TO POSSIBLE EXTENSION AT THE OPTION OF THE COMPANY, OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

Right Certificate

SUNPOWER CORPORATION

This certifies that                                 , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Amended and Restated Rights Agreement, dated as of [—], 2011 (as it may be amended or supplemented from time to time, the “Rights Agreement”), between SunPower Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $450.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate(s) for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

Pursuant to the Rights Agreement, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred

Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised or exchanged in accordance with the provisions of the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     ,                     .

ATTEST:	SUNPOWER CORPORATION

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                                                                                                                           hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                  Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [    ] are [    ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate)

To SunPower Corporation:

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security

or other identifying number:

_________________________________________________________________

(Please print name and address of transferee)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security

or other identifying number:

_________________________________________________________________

(Please print name and address of transferee)

Dated: ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

The Board of Directors of SunPower Corporation has adopted a rights plan pursuant to which one preferred share purchase right has been issued in respect of each of the Company’s outstanding common shares. The terms of the rights and the rights plan are set forth in an Amended and Restated Rights Agreement, dated as of [—], 2011, as it may be amended from time to time, by and between SunPower and Computershare Trust Company, N.A., as rights agent.

Our Board adopted the rights plan to protect our stockholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the rights plan imposes a significant penalty upon any person or group (other than certain parties related to SunPower and certain “restricted persons,” as defined in the rights plan) that acquires (1) during the Terra Stockholder Approval Period (as defined in the rights plan), 10% or more of our total voting power, or (2) other than during the Terra Stockholder Approval Period, 20% or more of our outstanding common shares, in each case without the prior approval of our Board. A person or group that acquires common shares in excess of the applicable threshold is called an “acquiring person.” Any rights held by an acquiring person are void and may not be exercised.

This summary of rights provides a general description of the rights plan. Because it is only a summary, this description should be read together with the entire rights plan, which we incorporate in this summary by reference. We have filed the rights plan with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A. Upon written request, we will provide a copy of the rights plan free of charge to any stockholder.

The Rights. One right was issued in respect of each of our outstanding common shares on the record date for the issuance of the rights. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of preferred stock for a purchase price of $450.00. Each fractional preferred share would give the stockholder approximately the same dividend, voting and liquidation rights as does one common share. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	10 days after a public announcement by SunPower that a person or group has become an acquiring person; and

•

10 business days (or a later date determined by our Board) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, our common share certificates will also evidence the rights and will contain a notation to that effect. Any transfer of common shares prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate

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from the common shares and be evidenced by right certificates, which we will mail to all holders of rights that have not become void.

Flip-in Event. After the distribution date, if a person or group already is or becomes an acquiring person, all holders rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase our common shares (or other securities or assets as determined by the Board), with a market value of two times the purchase price.

Flip-over Event. After the distribution date, if a flip-in event has already occurred and SunPower is acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Rights may be exercised to purchase our fractional preferred shares only after the distribution date occurs and prior to the occurrence of a flip-in event as described above. A distribution date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a flip-in event, in which case the rights could be exercised to purchase our fractional preferred shares. A distribution date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase our common shares or other securities as described above.

Expiration. The rights will expire on September 29, 2018, unless earlier redeemed or exchanged.

Redemption. Our Board may redeem all (but not less than all) of the outstanding rights for a redemption price of $0.001 per right at any time before the later of the distribution date and the date of the first public announcement or disclosure by SunPower that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price. The redemption price will be adjusted if we declare a stock split or issue a stock dividend on our common shares.

Exchange. After the later of the distribution date and the date of the first public announcement by SunPower that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common shares, our Board may exchange each right (other than rights that have become void) for one common share or an equivalent security.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common shares. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the time at which the rights cease to be redeemable, our Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.001 per right. At any time thereafter, our Board may amend or supplement the rights plan only to cure an ambiguity, to alter time

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period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect the interests of the holders of rights as such and do not result in the rights again becoming redeemable or cause the rights plan again to become supplementable or amendable otherwise than in accordance with the rights plan. The limitations on our Board’s ability to amend the rights plan does not affect our Board’s power or ability to take any other action that is consistent with its fiduciary duties, including, without limitation, accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our Board determines in its sole discretion to be appropriate.

Prior Capital Structure. Previously, our capital structure was composed of Class A Common Stock and Class B Common Stock, but now our only outstanding equity securities are the common shares. In connection with changes made to our capital structure, we amended and restated our prior rights plan.

* * *

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